UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Autobytel Inc.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy
AUTOBYTEL INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 20, 2013
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Autobytel Inc., a Delaware corporation ("Autobytel" or "Company"), will be held at the offices of the Company, 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400, on Thursday, June 20, 2013, at 10:00 a.m., Pacific Daylight Time, for the following purposes:
1.    To elect two Class III Directors;
2.    To approve an amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of the Company's common stock, $0.001 par value per share ("Reduction in Number of Authorized Shares Proposal");
3.    To approve an amendment to the Company's Certificate of Incorporation to clarify the authority of the Board of Directors to fix the voting rights of any preferred stock issued under the Certificate of Incorporation's existing preferred stock authorization provision ("Certificate of Incorporation Clarification Proposal");
4.    To approve an amendment to the Company's Certificate of Incorporation to eliminate the provisions establishing the powers, designations, preferences and rights for the Series A, B and C Preferred Stock that were converted into Common Stock in connection with the Company's initial public offering in 1999 ("Series A, B and C Preferred Stock Provisions Elimination Proposal");
5.    To hold an advisory vote on the compensation of the Company's named executive officers ("Say-on-Pay Proposal");
6.    To hold an advisory vote to determine the frequency of future advisory votes on the compensation of the Company's named executive officers ("Say-on-Frequency Proposal");
7.    To ratify the appointment by the Company's Audit Committee of Moss Adams LLP as the Company's independent registered public accounting firm for 2013 ("Accounting Firm Ratification Proposal"); and
8.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
At the Annual Meeting, the Board of Directors intends to present Michael J. Fuchs and Janet M. Thompson as nominees for election to the Board of Directors.
The Board of Directors has fixed the close of business on April 25, 2013 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.
A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of Autobytel, 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400, and will also be available for examination by any stockholder at the Annual Meeting until its adjournment.
PLEASE READ CAREFULLY THE ACCOMPANYING PROXY STATEMENT. AUTOBYTEL INVITES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY CARD.

By Order of the Board of Directors
Jeffrey H. Coats President and Chief Executive Officer
Irvine, California
April *, 2013
IMPORTANT
  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED TO AUTOBYTEL'S TRANSFER AGENT AT ATTENTION: PROXY SERVICES, C/O COMPUTERSHARE INVESTOR SERVICES, P. O. BOX 43102, PROVIDENCE, RI 02940-5068, TO BE RECEIVED NO LATER THAN JUNE 19, 2013.  IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO AUTOBYTEL OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN MAILING IN YOUR PROXY CARD PROMPTLY.

Preliminary Copy

PROXY STATEMENT

____________________________________

Autobytel Inc.
18872 MacArthur Boulevard, Suite 200
Irvine, California 92612-1400

__________________

ANNUAL MEETING
To Be Held on June 20, 2013

____________________________________

THE ANNUAL MEETING
THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF AUTOBYTEL INC., A DELAWARE CORPORATION ("AUTOBYTEL" OR "COMPANY"), FOR USE AT AUTOBYTEL'S 2013 ANNUAL MEETING OF STOCKHOLDERS ("ANNUAL MEETING") TO BE HELD ON THURSDAY, JUNE 20, 2013 AT 10:00 A.M., PACIFIC DAYLIGHT TIME, AT THE OFFICES OF THE COMPANY, 18872 MACARTHUR BOULEVARD, SUITE 200, IRVINE, CALIFORNIA 92612-1400, AND AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.
This Proxy Statement of Autobytel is being mailed on or about May *, 2013 to each stockholder of record as of the close of business on April 25, 2013.
Record Date and Outstanding Shares
Autobytel's Board of Directors has fixed the close of business on April 25, 2013 as the record date for the Annual Meeting ("Record Date"). Only holders of record of Autobytel's Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 8,863,400 shares of Common Stock outstanding and entitled to vote.
Quorum and Vote Required
Quorum.  The holders of record of a majority in voting power of the shares of stock of the Company issued and outstanding and entitled to be voted, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof.
Vote Required.  Holders of Autobytel Common Stock are entitled to one vote for each share held as of the Record Date on all matters to be voted on. The Company's Bylaws provide that, except as otherwise provided in the Company's Certificate of Incorporation, in the Bylaws, the rules or regulations of any stock exchange applicable to the Company or by applicable law or regulation, all matters will be decided by the vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the matter. In the election of directors (Proposal 1), the Bylaws provide that the persons receiving the greatest number of votes, up to the number of directors then to be elected, will be the persons elected. The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date is required to approve Proposal 2 (Reduction in Number of Authorized Shares Proposal), Proposal 3 (Certificate of Incorporation Clarification Proposal) and Proposal 4 (Series A, B and C Preferred Stock Provisions Elimination Proposal). The affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on such proposal is required to approve Proposal 5 (Say-on-Pay Proposal), Proposal 6 (Say-on-Frequency Proposal) and Proposal 7 (Accounting Firm Ratification Proposal). Both Proposals 5 and 6 are non-binding advisory votes.  None of the proposals are contingent upon the approval of any other proposal.

Abstentions.  Abstentions will be counted for purposes of determining a quorum at the Annual Meeting.  An abstention for any proposal, other than Proposal 1 (Election of Directors), will have the same effect as a vote against such proposal. As to Proposal 1, because the number of nominees is equal to the number of directors being elected at the Annual Meeting, abstentions will not affect the election of the nominees to the Board of Directors as long as each nominee receives at least one vote in favor of the nominee's election.
Broker Discretionary Voting.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to  "discretionary" proposals, but will not be allowed to vote your shares with respect to "non-discretionary" proposals. The Company expects that Proposal 4 (Series A, B and C Preferred Stock Provisions Elimination Proposal) and Proposal 7 (Accounting Firm Ratification Proposal) will be considered to be discretionary proposals on which banks and brokerage firms may vote.  The Company expects that all other proposals being presented to stockholders at the Annual Meeting will be considered to be non-discretionary items on which banks and brokerage firms may not vote. Therefore, if you do not instruct your broker or representative regarding how you would like your shares to be voted, your bank or brokerage firm will not be able to vote on your behalf with respect to these proposals. In the case of these non-discretionary items, the shares will be treated as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Your failure to give instructions to your bank or broker will not affect the outcomes of Proposals 1,5, 6 or 7 because these proposals require the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on such proposal and broker non-votes will not be deemed "entitled to vote on the proposal" and therefore are not counted in the vote. However, your failure to give instructions to your bank or broker with respect to Proposals 2, 3 and 4 will have the effect of a vote against Proposals 2, 3 and 4 because your bank or broker will not vote your shares with respect to these proposals and these proposals require the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date.
Shares Not Present in Person or by Proxy at the Annual Meeting.  Shares not present in person or by proxy at the Annual Meeting will not be counted for purposes of determining a quorum at the Annual Meeting.  Proposal 2 (Reduction in Number of Authorized Shares Proposal), Proposal 3 (Certificate of Incorporation Clarification Proposal) and Proposal 4 (Series A, B and C Preferred Stock Provisions Elimination Proposal) each require approval by the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date.  As a result, shares not present in person or by proxy at the Annual Meeting will have the same effect as votes against these proposals.
Expenses of Proxy Solicitation
Officers, directors and regular employees of Autobytel may solicit proxies by regular mail, electronic mail, facsimile transmission or personal calls. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.  In addition, Autobytel may retain MacKenzie Partners, Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. Estimated fees and costs for such proxy solicitation services are estimated to be $7,500 plus reasonable disbursements.
Autobytel will pay all of the expenses of soliciting proxies to be voted at the Annual Meeting. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. They will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.
Voting of Proxies
The proxy accompanying this Proxy Statement is solicited on behalf of the Autobytel Board of Directors for use at the Annual Meeting.  Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Autobytel.  All properly signed proxies that Autobytel receives prior to the vote at the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, such proxies will be voted FOR the nominees for Class III Directors (Proposal 1); FOR Proposal 2 (Reduction in Number of Authorized Shares Proposal); FOR Proposal 3 (Certificate of Incorporation Clarification Proposal); FOR Proposal 4 (Series A, B and C Preferred Stock Provisions Elimination Proposal); FOR Proposal 5 (Say-on-Pay Proposal); FOR a two-year frequency period under Proposal 6 (Say-on-Frequency Proposal); and FOR Proposal 7 (Accounting Firm Ratification Proposal).
Autobytel's Board of Directors does not know of any matter that is not referred to in this Proxy Statement to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies will have discretion to vote on those matters in accordance with their best judgment.

Revocability of Proxy
If you are the holder of record for your shares, you may revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions: (i) delivering to the Company's Secretary a revocation of the proxy or a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or (ii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.
Recommendation of the Board of Directors
The Board of Directors of Autobytel recommends that Autobytel stockholders vote FOR the election of Mr. Fuchs and Ms. Thompson as Class III Directors (Proposal 1), FOR Proposal 2 (Reduction in Number of Authorized Shares Proposal), FOR Proposal 3 (Certificate of Incorporation Clarification Proposal), FOR Proposal 4 (Series A, B and C Preferred Stock Provisions Elimination Proposal), FOR Proposal 5 (Say-on-Pay Proposal), FOR a two-year frequency period under Proposal 6 (Say-on-Frequency Proposal) and FOR Proposal 7 (Accounting Firm Ratification Proposal).
TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.
A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 accompanies this Proxy Statement.  If requested, Autobytel will furnish you with a copy of any exhibit listed on the exhibit index to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 upon payment of a reasonable copy fee.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 20, 2013: Copies of this Proxy Statement, the form of Proxy and the Company's Annual Report on Form 10-K are available online at http://www.autobytel.com/proxymaterials.  Stockholders wishing to attend the Annual Meeting may obtain directions by calling us at (949) 862-1391.

PROPOSAL 1
NOMINATION AND ELECTION OF DIRECTORS
Nominees for Class III Directors
Mr. Michael J. Fuchs and Ms. Janet M. Thompson are nominated for election as Class III Directors at the Annual Meeting. The nominees for Class III Director were nominated by the Board of Directors at the recommendation of the Board of Director's Corporate Governance and Nominations Committee.  The Class III Directors will hold office until the 2016 Annual Meeting of Stockholders and until the director's successor is duly qualified and elected.
Michael J. Fuchs.  Mr. Fuchs has served as a director of Autobytel since September 1996 and became Chairman in June 1998. Since May 2001, Mr. Fuchs has been engaged in private investing for his own behalf. From November 2000 to May 2001, Mr. Fuchs was Chief Executive Officer of MyTurn.com, Inc. and was Interim Chief Executive Officer from April 2000 to October 2000.  Mr. Fuchs was a consultant from November 1995 to April 2000.  Mr. Fuchs was Chairman and Chief Executive Officer of Home Box Office, a Division of TimeWarner Entertainment Company, L.P., a leading pay-television company, from October 1984 until November 1995, and Chairman and Chief Executive Officer of Warner Music Group, a Division of Time Warner Inc., from May 1995 to November 1995.  Mr. Fuchs holds a B.A. from Union College and a J.D. from the New York University School of Law. Mr. Fuchs was a significant early investor in the Company. Mr. Fuchs' experience as an executive officer in various entertainment and media companies and his broad investment and management experience led the Board to conclude that Mr. Fuchs should serve as one of the Company's directors.
Janet M. Thompson. Ms. Thompson has served as a director of Autobytel since March 2008.  Since July 2011, Ms. Thompson has been Vice President, Marketing Advanstar Communications Inc., the leading provider of integrated media solutions to the automotive aftermarket, pharmaceutical, healthcare, power sports and fashion industries.   Prior to that date, Ms. Thompson served as Vice President, Automotive Group for The Marketing Arm, an Omnicom Group agency, from January 2011 to June 2011.  Prior to that she was the Executive Vice President of the Diversified Agency Services Division of Omnicom Group, an advertising firm, from November 2007 to August 2010.  Prior to that Ms. Thompson was Vice President, Marketing Nissan and Infiniti Divisions of Nissan North America from July 2004 to September 2007.  From July 1999 to July 2004, Ms. Thompson was Chief Executive Officer and President of The Designory, Inc., a marketing firm owned by the Omnicom Group.  Ms. Thompson held sales or marketing positions at Mazda Motor of America, Toyota Motor Sales, U.S.A. and Chrysler Corporation from 1972 to 1994.  Ms. Thompson received a B.A. in business from Western Michigan University and a M.B.A. from University of Detroit. Ms. Thompson has the distinction of being named one of the Top 100 Women in the Automotive Industry in both 2005 and 2010.  Ms. Thompson's experience as an advertising and marketing executive in the automotive industry led the Board to conclude that Ms. Thompson should serve as one of the Company's directors.
Voting for Election of Class III Directors and Recommendation of the Board of Directors
The persons named in the enclosed proxy card will vote FOR the election of Michael J. Fuchs and Janet M. Thompson as Class III Directors unless instructed otherwise in the proxy.  Because no other nominees have been properly and timely nominated in accordance with the Company's Bylaws, Mr. Fuchs and Ms. Thompson will each be elected as Class III Directors as long as they receive at least one vote for their respective election. Holders of Common Stock are not entitled to cumulate their votes in the election of directors.  Although Mr. Fuchs and Ms. Thompson have each consented to serve as director if elected and the Board of Directors has no reason to believe that either of them will be unable to serve as a director, if Mr. Fuchs or Ms. Thompson withdraws their nomination or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors.  Abstentions and "broker non-votes" will not have any effect on the outcome of the voting for the election of Class III Directors, as long as a nominee receives at least one vote in favor of the nominee's election.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. FUCHS AND MS. THOMPSON.

PROPOSAL 2
APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE
The Company's Board of Directors has adopted a resolution approving and recommending to the Company's stockholders for their approval a proposal to amend the Company's Fifth Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), to effect a reduction in the number of authorized shares of the Company's common stock, $0.001 par value ("Common Stock"), from 200,000,000 authorized shares to 55,000,000 authorized shares.  The reduction in the authorized number of shares of Common Stock will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Board of Directors reserves the right, even after stockholder approval, to abandon or postpone the filing of a certificate of amendment if the Board of Directors determines that it is not in the best interests of the Company and the stockholders.  If a certificate of amendment effecting the reduction in the number of authorized shares of Common Stock proposal approved by the stockholders is not implemented by the Board of Directors before the next succeeding annual meeting of stockholders, the proposal will be deemed abandoned, without any further effect. In that case, the Board of Directors may again seek stockholder approval at a future date for a reduction in the number of authorized shares of Common Stock if it deems a reduction to be advisable at that time. The Board of Directors will consider the conditions, information and circumstances existing at the time when it determines whether to implement the reduction in the number of authorized shares of Common Stock.

The approval and implementation of Proposal 2 would amend Paragraph A of Article IV of the Company's Certificate of Incorporation to read as follows:

A. Classes of Stock. This Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this Corporation is authorized to issue is sixty-six million four hundred forty-five thousand one hundred eighty-seven (66,445,187). The number of shares of Common Stock authorized to be issued is fifty-five million (55,000,000), par value $0.001 per share. The number of shares of Preferred Stock authorized to be issued is eleven million four hundred forty-five thousand one hundred eighty-seven (11,445,187), par value $0.001 per share.

Background and Reasons For the Reduction in the Number of Authorized Shares of Common Stock
The Board of Directors' purpose in proposing the reduction in the number of authorized shares of Common Stock is to reduce the amount of franchise tax payable by the Company to the State of Delaware.  The State of Delaware imposes a franchise tax on corporations incorporated under the laws of Delaware. Such franchise tax is calculated using a corporation's authorized shares of common stock as part of the calculations. Therefore, the amount of this tax will be decreased if we reduce the number of authorized shares of Common Stock. While the exact amount of such cost savings will depend on a number of factors, and could change year to year, we estimate the amount of tax savings to be approximately $80,000 per year based on the current Delaware franchise tax law. This reduction is part of an ongoing effort to reduce operating expenses.

At the Company's 2012 annual meeting, the stockholders approved a 1-for-5 reverse split of the Common Stock, which reverse split was implemented effective July 11, 2012.  At that time, the Board of Directors did not propose a reduction in the number of authorized shares of Common Stock in order to afford the Board of Directors greater flexibility to (i) raise additional capital to support the growth of the Company's business; or (ii) engage in acquisitions, in each case, without the delay and costs associated with seeking the approval of the Company's stockholders for an increase in the authorized number of shares of Common Stock.  The Board of Directors was aware at the time that implementation of the reverse stock split while leaving the number of authorized shares of Common Stock unchanged would have the effect of increasing the Company's Delaware franchise tax obligation.  The Board of Directors now believes that 55,000,000 authorized shares of Common Stock will provide sufficient flexibility for corporate purposes and that a reduction in the number of authorized shares of Common Stock to reduce the Company's Delaware franchise tax obligation is beneficial for the Company.

Determination of Amount of Reduction in Number of Authorized Shares of Common Stock
In determining the amount of the reduction in the number of authorized shares of Common Stock to submit to stockholders for approval, the Board of Directors considered the number of issued shares of Common Stock and the number of shares of Common Stock currently reserved for issuance under the Company's stock option, and equity compensation plans, outstanding warrant and outstanding convertible note. The following table sets forth, as of March 31, 2013 ("Selected Presentation Date"), the number of shares of Common Stock issued and outstanding and the number of shares of Common Stock reserved or authorized for issuance pursuant to the Company's stock option and other equity compensation plans, outstanding warrant and outstanding convertible note.

Issued and Outstanding Shares of Common Stock	Reserved for Outstanding Stock Options	Authorized for Future Awards under Equity Incentive Compensation Plan	Reserved for Exercise of Warrant	Reserved for Conversion of Note	Total Issued, Authorized or Reserved
8,863,400	1,660,614	413,546	400,000	1,075,269	12,412,829

The Board of Directors also considered that there are currently no arrangements, agreements or understandings to issue any of authorized but unissued shares of Common Stock that are not otherwise reserved for issuance.
Based on the foregoing analysis, the Board of Directors determined that 55,000,000 authorized shares of Common Stock should be adequate to meet the Company's currently anticipated needs for authorized shares of Common Stock for the foreseeable future.
Principal Effects of Reduction in the Number of Authorized Shares of Common Stock
No Effect on Issued and Outstanding or Reserved Shares of Common Stock.  Currently, we are authorized to issue up to a total of 200,000,000 shares of Common Stock of which 8,863,400 shares were issued and outstanding as of the Selected Presentation Date.  The proposed reduction in the number of authorized shares of Common Stock will not alter the relative rights and preferences of existing stockholders.   All issued and outstanding shares of Common Stock will remain fully paid and non-assessable after the reduction in the number of authorized shares of Common Stock. The number of stockholders of record would not be affected by the reduction in the number of authorized shares of Common Stock.
No Effect on Number of Authorized Shares of Preferred Stock.  Currently the Company is authorized to issue up to a total of eleven million four hundred forty-five thousand one hundred eighty-seven (11,445,187) shares of Preferred Stock, par value $0.001 per share, none of which are issued and outstanding.  Two million (2,000,000) shares of Preferred Stock are designated "Series A Junior Participating Preferred Stock," with the number of Series A Junior Participating Preferred Stock shares being subject to increase or decrease by resolution of the Board of Directors.  The Series A Junior Participating Preferred Stock is reserved for issuance in accordance with the Company's Tax Benefit Preservation Plan.  The proposed reduction in the number of authorized shares of Common Stock will not change the total number of authorized shares of Preferred Stock or the par value per share of the Preferred Stock.
No Effect on Voting Rights.  The voting rights of the holders of Common Stock and the holders of Series A Junior Participating Preferred Stock (if issued) will not be affected by the reduction in the number of authorized shares of Common Stock.
No Change in Par Value Per Share, Stated Capital or Additional Paid-In Capital.  The reduction in the number of authorized shares of Common Stock will not change the par value per share of the Common Stock, the stated capital attributable to the Common Stock or the additional paid-in capital account on the Company's balance sheet.  The per-share net income or loss and net book value of the Common Stock will not change as a result of the approval and implementation of the proposed amendment to the Certificate of Incorporation.
No Effect on Outstanding Options, Stock Option and Equity Incentive Plans, Warrant and Convertible Note.  The reduction in the number of authorized shares of Common Stock will not affect outstanding options to purchase Common Stock, the outstanding warrant to purchase shares of Common Stock or the note convertible into Common Stock.
No Effect on Tax Benefit Preservation Plan.  Under the Company's Tax Benefit Preservation Plan, rights to purchase capital stock of the Company ("Rights") were distributed as a dividend at the rate (after adjustment for the 1-for-5 reverse stock split of the Common Stock implemented in 2012) of five Rights for each issued and outstanding share of Common Stock.  Each Right entitles its holder, upon triggering of the Rights, to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $8.00 (as such price may be adjusted under the Tax Benefit Preservation Plan) or, in certain circumstances, to instead acquire shares of Common Stock.  The Rights will be exercisable for shares of Common Stock or other capital stock of the Company in certain circumstances and subject to certain exceptions.

Subject to these exceptions, the Rights will be triggered upon the acquisition of 4.90% or more of the issued and outstanding shares of Common Stock or future acquisitions by any existing holders of 4.90% or more of the issued and outstanding shares of Common Stock.  Subject to these exceptions, if a person or group acquires 4.90% or more of the issued and outstanding Common Stock, all holders of Rights, except the acquirer, will be entitled to acquire at the then exercise price of a Right that number of shares of Common Stock which, at the time, has a market value of two times the exercise price of the Right, or the Board of Directors instead could elect to exchange each exercisable Right for Common Stock.  The reduction in the number of authorized shares of Common Stock will not affect the Company's Tax Benefit Preservation Plan, the number of Rights associated with each share of the Company's Common Stock then outstanding or issued or the number of shares of Common Stock that might be issued should the Rights be triggered.
No Effect on the Company's Registration and Reporting Under the Securities Exchange Act of 1934 or on the Company's NASDAQ Capital Market Listing.  The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act.  The proposed reduction in the number of authorized shares of Common Stock will not affect the registration of the Common Stock or the Company's reporting obligations under the Exchange Act.  If the proposed reduction in the number of authorized shares of Common Stock is implemented, the Common Stock will continue to be listed on the NASDAQ Capital Market under the symbol "ABTL."
Disadvantages and Risks Associated with the Reduction in the Number of Authorized Shares of Common Stock
Even though the Board of Directors believes that the reduction in the Company's Delaware franchise tax obligation that will result from the implementation of the reduction in the number of authorized shares of Common Stock outweigh any disadvantages that might result from the reduction, it is possible that the reduction could delay or impact the Company's ability to implement acquisitions.  The decrease in the number of authorized shares of Common Stock will reduce the number of shares of Common Stock that would be available for future issuances, including issuances in connection with acquisitions or other corporate purposes.  Should the need for additional authorized shares of Common Stock arise, the Company would have to incur the cost and expense of presenting an increase in the number of authorized shares of Common Stock to stockholders for approval.  The need to obtain stockholder approval for an increase in the number of authorized shares of Common Stock may also delay the closing of an acquisition. Because stockholder approval would require the affirmative vote of a majority of the outstanding shares entitled to vote on the matter, it is possible that the Company may not be able to obtain the required stockholder approval when necessary to effect an acquisition or other corporate transaction.
Implementation of Reduction in Number of Authorized Shares of Common Stock
If Proposal 2 is approved at the Annual Meeting and the Board of Directors elects, in its sole discretion, at any time prior to the Company's next succeeding annual meeting of stockholders to implement the reduction in the number of authorized shares of Common Stock, the reduction in the number of authorized shares of Common Stock will become effective upon filing of a certificate of amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware.
No Dissenters' or Appraisal Rights
Under the General Corporation Law of the State of Delaware, stockholders are not entitled to appraisal rights with respect to the reduction in the number of authorized shares of Common Stock.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date is required to approve the amendment to the Certificate of Incorporation to accomplish the reduction in the number of authorized shares of Common Stock.  The persons named in the enclosed proxy card will vote FOR the proposal unless instructed otherwise in the proxy.  Abstentions, "broker non-votes" and shares not present in person or by proxy at the Annual Meeting will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3
APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CLARIFY THE BOARD OF DIRECTORS' AUTHORITY TO FIX THE VOTING RIGHTS OF SERIES OF PREFERRED STOCK ISSUED UNDER THE CERTIFICATE OF INCORPORATION'S EXISTING PREFERRED STOCK AUTHORIZATION PROVISION
The Company's Board of Directors has adopted a resolution approving and recommending to the Company's stockholders for their approval a proposal to amend the Company's Certificate of Incorporation to effect a clarification of the Board of Directors' authority to fix the voting rights of series of Preferred Stock issued under the Certificate of Incorporation's existing preferred stock authorization provision.  This clarification of the Board of Directors' authority will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

The approval and implementation of Proposal 3 would amend the first paragraph of Paragraph B of Article IV of the Company's Certificate of Incorporation to read as follows:
The undesignated shares of Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, powers (including voting powers), preferences and privileges, and the qualifications, limitations or restrictions thereof, granted to or imposed upon any wholly unissued series of Preferred Stock and, to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

Background and Reasons For the Clarification of the Certificate of Incorporation
The Company's existing Certificate of Incorporation authorizes the issuance of up to eleven million four hundred forty-five thousand one hundred eighty-seven (11,445,187) shares of Preferred Stock, $0.001 par value per share.  The existing Certificate of Incorporation also contains the following provision that authorizes the Board of Directors, without stockholder approval, to issue the authorized shares of Preferred Stock in one or more series having such rights, preferences, privileges and restrictions as the Board of Directors may determine by resolution:
The undesignated shares of Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board).  The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock.  The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

Under its authority granted by the existing preferred stock authorization provision, the Board of Directors has designated two million (2,000,000) shares of Preferred Stock as "Series A Junior Participating Preferred Stock" and determined the rights, preferences, privileges and restrictions of the Series A Junior Participating Preferred Stock, including the voting rights of the series, as set forth in a Certificate of Designation filed with the Secretary of State of the State of Delaware in July 2004.  Shares of Series A Junior Participating Preferred Stock may be issued upon the triggering of the Rights under the Company's Tax Benefit Preservation Plan.  In connection with an evaluation of the rights of the Series A Junior Participating Preferred Stock in 2009, and in consideration of Delaware case law relating to preferred stock authorization provisions, uncertainty existed as to the Board of Directors' authority to determine voting rights for series of Preferred Stock when the voting rights of the shares are determined by the Board of Directors under the existing preferred stock authorization provision because the existing provision does not specifically state that the Board of Directors is authorized to determine the voting rights of series of Preferred Stock.  As a result of this uncertainty, in April 2009 the Board of Directors elected to amend the certificate of designation for the Series A Junior Participating Preferred Stock to delete the designated voting rights originally established for this series of Preferred Stock, resulting in the Series A Junior Participating Preferred Stock having one vote per share of Series A Junior Participating Preferred Stock as provided under the General Corporation Law of the State of Delaware ("GCL").

Assuming that the existing preferred stock authorization provision in the Certificate of Incorporation is not sufficient to authorize the Board of Directors to determine the voting rights of any series of Preferred Stock issued under the Board of Directors' exercise of its authority under the preferred stock authorization provision, any shares of Preferred Stock issued under such authority would have one vote per share of Preferred Stock under the GCL.
The Board of Directors' purpose in proposing the amendment to the Certificate of Incorporation under this Proposal 3 is to clarify the Board of Directors' authority to determine the voting rights of series of Preferred Stock issued pursuant to the Board of Directors' authority under the preferred stock authorization provision by specifically adding clarifying language to that effect (as indicated below) in the second sentence of the first paragraph of Paragraph B of Article IV of the Certificate of Incorporation as follows:
The Board of Directors is further authorized to determine or alter the rights, powers (including voting powers), preferences, and privileges, and the qualifications, limitations or restrictions thereof, granted to or imposed upon any wholly unissued series of Preferred Stock and, to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock.
The Board of Directors believes that the complexity and timing of business financing and possible future transactions require flexibility and the ability to move quickly to close transactions. If the proposed amendment is approved, it would clarify the Board of Directors' authority to issue, without any further stockholder approval (except as may otherwise be required by applicable law or rules of any stock exchange on which our securities may then be listed), up to eleven million four hundred forty-five thousand one hundred eighty-seven (11,445,187) shares of Preferred Stock from time to time, in one or more series and having such voting rights as the Board of Directors determines with respect to each such series, as set forth in a resolution of the Board of Directors adopted at or prior to the time of such issuance.  The Board of Directors believes that any uncertainty regarding the Board of Directors' authority under the preferred stock authorization provision to determine the voting rights of Preferred Stock issued under the provision adversely impacts the Board of Directors' flexibility to use such Preferred Stock for corporate purposes, including in connection with capital raising and acquisitions.  The Board of Directors believes that the removal of any uncertainty regarding the Board of Directors' authority to determine the voting rights of Preferred Stock issued under the preferred stock authorization provision is in the best interests of the Company and our stockholders.
Although the removal of any uncertainty regarding the Board of Directors' authority to determine the voting rights of Preferred Stock issued under the preferred stock authorization provision may allow the Company to avoid the costs, expenses and delay associated with obtaining stockholder approval to determine the voting rights of any such Preferred Stock, note that any particular issuance of Preferred Stock (as well as our Common Stock) would be subject to applicable laws and the rules of any stock exchange on which our securities may then be listed. For example, under the rules of The NASDAQ Capital Market, in the absence of stockholder approval the Company is prohibited from issuing securities if the voting power of such securities (including Common Stock or securities convertible into or exercisable for Common Stock) or the number of shares of Common Stock issued represent 20 percent or more of the voting power or the number of shares of Common Stock outstanding prior to the issuance of the new securities under certain circumstances.
Although the Board of Directors is recommending that stockholders vote for the proposed amendment to remove any uncertainty regarding the Board of Directors' authority to determine the voting rights of Preferred Stock issued under the preferred stock authorization provision, other than the Series A Junior Participating Preferred Stock that could be issued under the Company's Tax Benefit Preservation Plan if that plan were triggered, there are no current plans, arrangements or understandings with respect to the issuance of any shares of Preferred Stock.  The clarification of the Board of Directors' authority has not been proposed by the Board of Directors for an anti−takeover related purpose, and the Board of Directors has no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of our voting stock.
Principal Effects of the Proposed Amendment to the Certificate of Incorporation to Clarify the Board of Directors' Authority to Determine the Voting Rights of Preferred Stock Issued Under the Preferred Stock Authorization Provision
The approval and implementation of the amendment to the Certificate of Incorporation under this Proposal 3 alone will not have any immediate effect on the issued and outstanding and reserved shares of Common Stock, on options, warrants or notes exercisable for or convertible into Common Stock or upon the number of authorized shares of Preferred Stock.  The actual effect, if any, of the issuance of any shares of blank check preferred stock upon the holders of Common Stock cannot be stated until the Board of Directors determines the specific rights of the holders of such blank check preferred stock.
Effect on Board of Directors' Authority under Existing Preferred Stock Authorization Provision.  The approval and implementation of the amendment to the Certificate of Incorporation under this Proposal 3 will clarify and remove uncertainty as to the Board of Directors' authority to determine the voting rights of Preferred Stock issued under the existing preferred stock authorization provision.  Should the stockholders not approve the amendment, the existing preferred stock authorization provision will remain in effect as it currently exists, and the uncertainty as to the Board of Directors' authority to determine the voting rights of Preferred Stock issued under the preferred stock authorization provision will remain.
No Effect on Issued and Outstanding or Reserved Shares of Common Stock.  Currently, we are authorized to issue up to a total of 200,000,000 shares of Common Stock of which 8,863,400 shares were issued and outstanding as of the Selected Presentation Date.  The proposed amendment to clarify the Board of Directors' authority to determine the voting rights of Preferred Stock issued under the preferred stock authorization provision will not affect the number of authorized shares of Common Stock, the number of shares of Common Stock outstanding or the number of shares of Common Stock reserved for issuance of Common Stock under outstanding stock options or the outstanding warrant or convertible note.  The approval and implementation of the amendment will not alone alter the relative rights and preferences of existing stockholders.  All issued and outstanding shares of Common Stock will remain fully paid and non-assessable after the implementation of the proposed amendment. The number of stockholders of record would not be affected by the implementation of the proposed amendment.
              No Effect on Number of Authorized Shares of Preferred Stock.  Currently the Company is authorized to issue up to a total of eleven million four hundred forty-five thousand one hundred eighty-seven (11,445,187) shares of Preferred Stock, par value $0.001 per share, none of which are issued and outstanding.  Two million (2,000,000) shares of Preferred Stock are designated "Series A Junior Participating Preferred Stock," with the number of Series A Junior Participating Preferred Stock shares being subject to increase or decrease by resolution of the Board of Directors.  The Series A Junior Participating Preferred Stock is reserved for issuance in accordance with the Company's Tax Benefit Preservation Plan.  The approval and implementation of the proposed amendment to the Certificate of Incorporation will not impact the total  number of authorized shares of Preferred Stock or the par value of the Preferred Stock.
No Effect on Voting Rights.  The voting rights of the holders of Common Stock would not be immediately affected by the approval and implementation of the proposed amendment to the Certificate of Incorporation.  The voting rights of the holders of Common Stock could be adversely affected if the Board of Directors designates a series of Preferred Stock, or amends an existing series of Preferred Stock, and provides for voting rights greater than one vote per share of Preferred Stock or for rights to vote on matters as a separate series in addition to the separate series voting rights that exist by statute under the GCL.
No Change in Par Value Per Share, Stated Capital or Additional Paid-In Capital.  The approval and implementation of the proposed amendment to the Certificate of Incorporation will not change the par value per share of the Common Stock, the stated capital attributable to the Common Stock or the additional paid-in capital account on the Company's balance sheet.  The per-share net income or loss and net book value of the Common Stock will not be affected as a result of the approval and implementation of the proposed amendment to the Certificate of Incorporation.
No Effect on Outstanding Options, Stock Option and Equity Incentive Plans, Warrant and Convertible Note.  The approval and implementation of the proposed amendment to the Certificate of Incorporation will not affect outstanding options to purchase Common Stock, nor the outstanding warrant to purchase shares of Common Stock or the note convertible into Common Stock, both of which were issued in connection with an acquisition.
No Effect on Tax Benefit Preservation Plan.  The approval and implementation of the proposed amendment to the Certificate of Incorporation will not affect the Company's Tax Benefit Preservation Plan, the number of Rights associated with each share of the Company's Common Stock then outstanding or issued or the number of shares of Common Stock that might be issued should the Rights be triggered.
No Effect on the Company's Registration and Reporting Under the Securities Exchange Act of 1934 or on the Company's NASDAQ Capital Market Listing.  The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act.  The approval and implementation of the proposed amendment to the Certificate of Incorporation will not affect the registration of the Common Stock or the Company's reporting obligations under the Exchange Act.  If the proposed amendment to the Certificate of Incorporation is approved and implemented, the Common Stock will continue to be listed on the NASDAQ Capital Market under the symbol "ABTL."
Disadvantages and Risks Associated with the Proposed Amendment to the Certificate of Incorporation
The availability of undesignated Preferred Stock that could be issued with voting rights greater than one vote per share or with separate class or series voting rights in addition to the separate class or series voting rights that exist by statute under the GCL may have certain negative effects on the holders of our Common Stock.  The actual effect of the issuance of any shares of Preferred Stock under the preferred stock authorization provision (sometimes referred to as a "blank check" preferred stock authorization provision) upon the holders of Common Stock cannot be stated until the Board of Directors determines the specific rights of the holders of such Preferred Stock.  Even though the Board of Directors believes that the elimination of the uncertainty regarding the Board of Directors' authority to issue Preferred Stock with voting rights greater than those that exist under the GCL outweigh any potential disadvantages that might result from the actual issuance of any such shares of Preferred Stock, the following are some of the possible disadvantages that could result from the issuance of any series of Preferred Stock with greater voting rights.
•
The proposed amendment will permit the Board of Directors, without future stockholder approval, to issue Preferred Stock with voting rights that may be superior to and could adversely affect the voting power or other rights of the holders of our Common Stock.  Specifically, the Company would be in a position to issue securities that would grant to the holders thereof greater rights than the holders of Common Stock with respect to voting.  This could result in dilution of the voting power of the holders of our Common Stock.

•
Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.  For example, the Board of Directors could designate and issue a series of Preferred Stock with voting rights sufficient to out vote the holders of our Common Stock or with rights to vote as a separate series on specified matters beyond the separate series voting rights that exist under the GCL.  The Preferred Stock could also be used in connection with the implementation by the Board of Directors of a stockholder rights plan, sometimes referred to as a "poison pill," in addition to or substitution for the Company's Tax Benefit Preservation Plan.  The effect of those provisions or the implementation of a stockholder rights plan could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders.  This could include discouraging bids even if such bid represents a premium over our then existing trading price and thereby prevent stockholders from receiving the maximum value for their shares.

The Board of Directors believes that the elimination of uncertainty as to the Board of Directors' authority to establish the voting rights of Preferred Stock issued under the preferred stock authorization provision outweighs any of its potential disadvantages.  To the extent issuance of Preferred Stock may have anti-takeover effects, such issued Preferred Stock may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors, enabling the Board of Directors to consider the proposed transaction and other strategic alternatives with adequate time and flexibility in order to discharge effectively its obligation to act on the proposed transaction in a manner that best serves all the stockholders' interests. It is also the Board of Directors' view that the existence of Preferred Stock issued under the preferred stock authorization provision should not discourage anyone from proposing a merger or other transaction at a price reflective of the true value of the Company and which is in the best interests of its stockholders.

It should be noted that other provisions of our existing Certificate of Incorporation and Bylaws, our Tax Benefit Preservation Plan and certain provisions of Delaware law may already have the effect of preventing, discouraging or delaying any change in the control of our Company.  The following provisions may have anti-takeover effects: (i) the lack of cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; (ii) restrictions on who may call a special meeting of our stockholders; (iii) advance notice procedures for stockholder proposals and director nominations; (iv) the classification of our Board of Directors into three classes, and that each director be elected for a full term of three years, thereby reducing the possibility that a third party could effect a sudden or surprise change of control of our Board of Directors because the third party could potentially only replace those directors up for election in any given year; and (v) the existing preferred stock authorization provision that allows the Board of Directors to issue series of Preferred Stock that could convert into voting Common Stock at a ratio higher than one-for-one, thereby potentially diluting the voting power of existing holders of Common Stock.

In addition, we have not opted out of Section 203 of the Delaware General Corporation Law in our Certificate of Incorporation and are therefore subject to Section 203. In general, Section 203 prohibits a purchaser who acquires, without the approval of our Board of Directors, 15% or more of our outstanding voting stock, an "interested stockholder," from completing a "business combination" with the Company for three years, unless such interested stockholder (i) increases its holdings of voting stock from less than 15% to at least 85% of our outstanding voting stock (excluding for such purposes, shares owned by directors, officers and certain employee stock plans) in a single transaction, (ii) obtains the subsequent approval of our Board of Directors and the approval, at a special or annual meeting of the holders of at least 66 2/3% of our outstanding voting stock held by persons other than the interested stockholder, or (iii) obtained the approval of our Board of Directors of the "business combination' before such purchaser became an "interested stockholder."  The definition of "business combinations" contained in Section 203 is defined broadly to include a merger, consolidation, asset sale or other similar transaction. Section 203 encourages persons interested in acquiring the Company to negotiate in advance with our Board of Directors because the special stockholder voting requirement imposed by Section 203 can be avoided if such person, prior to acquiring 15% of a company's voting stock, obtains the approval of our Board of Directors for such acquisition or for the proposed business combination. In addition, Section 203 provides limited protection against the potential inequities inherent in "two-tier" business combination transactions. Under Section 203, any merger, consolidation or similar transaction following a partial tender offer that has not been approved by a majority of our Board of Directors requires approval by the holders of at least 66 2/3% of the remaining shares of our outstanding stock (unless the acquirer obtains 85% or more of our voting stock in such partial tender offer). Furthermore, Section 203 tends to discourage the accumulation of large blocks of stock by third parties which may be disruptive to the stability of our relationships with our employees, customers and major lenders.

Implementation of Amendment to Clarify the Board of Directors' Authority to Determine the Voting Rights of Shares of Preferred Stock Issued Under the Preferred Stock Authorization Provision
If Proposal 3 is approved at the Annual Meeting, the amendment to clarify the Board of Directors' authority to determine the voting rights of shares of Preferred Stock issued under the preferred stock authorization provision will become effective upon filing of a certificate of amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware.

No Dissenters' or Appraisal Rights
Under the General Corporation Law of the State of Delaware, stockholders are not entitled to appraisal rights with respect to the amendment to clarify the Board of Directors' authority to determine the voting rights of shares of Preferred Stock issued under the preferred stock authorization provision.

Vote Required and Recommendation of the Board of Directors
The affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date is required to approve the amendment to the Certificate of Incorporation to clarify the Board of Directors' authority to determine the voting rights of shares of Preferred Stock issued under the preferred stock authorization provision.  The persons named in the enclosed proxy card will vote FOR the proposal unless instructed otherwise in the proxy.  Abstentions, "broker non-votes" and shares not present in person or by proxy at the Annual Meeting will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

PROPOSAL 4
APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE ELIMINATION OF PROVISIONS ESTABLISHING THE POWERS, DESIGNATIONS, PREFERENCES AND RIGHTS FOR SERIES A, B AND C PREFERRED STOCK
The Company's Board of Directors has adopted a resolution approving and recommending to the Company's stockholders for their approval a proposal to amend the Certificate of Incorporation to effect the elimination of the provisions establishing the powers, designations, preferences and rights of Series A, B and C Preferred Stock that were converted into Common Stock in connection with the Company's initial public offering in 1999.  The elimination of the provisions establishing the powers, designations, preferences and rights of Series A, B and C Preferred Stock will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

The approval and implementation of Proposal 4 would amend Article IV, Paragraph B of the Certificate of Incorporation by deleting all of the text following the first paragraph thereof.  Thus, if Proposal 4 is approved and becomes effective, Article IV, Paragraph B of the Certificate of Incorporation will be comprised solely of the preferred stock authorization provision (either in its current form or as amended if Proposal 3 of this Proxy Statement is approved and is implemented).

Background and Reasons For the Elimination of the Series A, B and C Provisions
Prior to the Company's initial public offering in 1999, the Company had issued shares of Series A, Series B and Series C Preferred Stock.  All of the outstanding shares of each of these series of preferred stock were converted into Common Stock upon the closing of the initial public offering and resumed the status of authorized, unissued and undesignated shares.  The Company subsequently amended its Certificate of Incorporation to eliminate the designations of the Series A, B and C Preferred Stock; however, no corresponding amendment to eliminate the provisions establishing the powers, designations, preferences and rights for Series A, B and C Preferred Stock was adopted.  As a result, the provisions of the Certificate of Incorporation establishing the powers, designations, preferences and rights of Series A, B and C Preferred Stock remain in effect, although no such series of Preferred Stock are designated or outstanding.

The Board of Directors' purpose in approving and recommending to the Company's stockholders for their approval a proposal to amend the Certificate of Incorporation to eliminate the provisions establishing the powers, designations, preferences and rights of Series A, B and C Preferred Stock is to implement a "housekeeping" amendment to clean up the Certificate of Incorporation to facilitate the filing of a less complicated and more understandable Certificate of Incorporation with outdated Preferred Stock provisions removed.

Principal Effects of the Elimination of the Series A, B and C Preferred Stock Provisions

The elimination of the provisions establishing the powers, designations, preferences and rights for Series A, B and C Preferred Stock will not have any effect on the authorized, issued and outstanding and reserved shares of Common Stock or Preferred Stock or on options, warrants or notes exercisable for or convertible into Common Stock.

No Effect on Authorized, Issued and Outstanding, or Reserved Shares of Common Stock.  Currently, we are authorized to issue up to a total of two hundred million (200,000,000) shares of Common Stock of which 8,863,400 shares were issued and outstanding as of the Selected Presentation Date.  The proposed elimination of the provisions establishing the powers, designations, preferences and rights for Series A, B and C Preferred Stock will not alter the relative rights and preferences of existing stockholders, the number of shares of Common Stock authorized for issuance or the number of shares of Common Stock outstanding.  All issued and outstanding shares of Common Stock will remain fully paid and non-assessable.

No Effect on Number of Authorized Shares of Preferred Stock.  Currently the Company is authorized to issue up to a total of eleven million four hundred forty-five thousand one hundred eighty-seven (11,445,187) shares of Preferred Stock, par value $0.001 per share, none of which are issued and outstanding.  Two million (2,000,000) shares of Preferred Stock are designated "Series A Junior Participating Preferred Stock," with the number of Series A Junior Participating Preferred Stock shares being subject to increase or decrease by resolution of the Board of Directors.  The Series A Junior Participating Preferred Stock is reserved for issuance in accordance with the Company's Tax Benefit Preservation Plan.  The proposed amendment to the Certificate of Incorporation will not change the total authorized number of shares of Preferred Stock or the par value of the Preferred Stock.

No Effect on Voting Rights.  The voting rights of the holders of Common Stock and the holders of Series A Junior Participating Preferred Stock (if issued) will not be affected by the elimination of the provisions establishing the powers, designations, preferences and rights for Series A, B and C Preferred Stock.

No Change in Par Value per Share, Stated Capital or Additional Paid-In Capital.  The elimination of the provisions establishing the powers, designations, preferences and rights for Series A, B and C Preferred Stock will not change the par value per share of the Common Stock, the stated capital attributable to the Common Stock or the additional paid-in capital account on the Company's balance sheet. The per-share net income or loss and net book value of the Common Stock will not be affected as a result of the approval and implementation of the proposed amendment to the Certificate of Incorporation.

No Effect on Outstanding Options, Stock Option and Equity Incentive Plans, Warrant and Convertible Note.  The elimination of the provisions establishing the powers, designations, preferences and rights for Series A, B and C Preferred Stock will have no effect on outstanding options to purchase Common Stock, nor will the elimination of these provisions have any effect on the Company's outstanding warrant to purchase shares of Common Stock or note convertible into Common Stock.

No Effect on Tax Benefit Preservation Plan.  The approval and implementation of the proposed amendment to the Certificate of Incorporation to eliminate the provisions establishing the powers, designations, preferences and rights for Series A, B and C Preferred Stock will not affect the Company's Tax Benefit Preservation Plan, the number of Rights associated with each share of the Company's Common Stock then outstanding or issued or the number of shares of Common Stock that might be issued should the Rights be triggered.

No Effect on the Company's Registration and Reporting Under the Securities Exchange Act of 1934 or on the Company's NASDAQ Capital Market Listing.  The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act.  The approval and implementation of the proposed amendment to the Certificate of Incorporation to eliminate the provisions establishing the powers, designations, preferences and rights for Series A, B and C Preferred Stock will not affect the registration of the Common Stock or the Company's reporting obligations under the Exchange Act.  If the proposed amendment to the Certificate of Incorporation is approved and implemented, the Common Stock will continue to be listed on The NASDAQ Capital Market under the symbol "ABTL."

Implementation of the Amendment to Eliminate the Series A, B and C Preferred Stock Provisions

If Proposal 4 is approved at the Annual Meeting, the elimination of the provisions establishing the powers, designations, preferences and rights for Series A, B and C Preferred Stock will become effective upon filing of a certificate of amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware.

No Dissenters' or Appraisal Rights

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to appraisal rights with respect to the elimination of the provisions establishing the powers, designations, preferences and rights for Series A, B and C Preferred Stock.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date is required to approve the amendment to the Certificate of Incorporation to eliminate the provisions establishing the powers, designations, preferences and rights for Series A, B and C Preferred Stock.  The persons named in the enclosed proxy card will vote FOR the proposal unless instructed otherwise in the proxy.  Abstentions and shares not present in person or by proxy at the Annual Meeting will have the same effect as votes against the proposal.  Although the Company expects that banks and brokers may vote in their discretion on this proposal in the absence of instructions from the beneficial owners of shares, the Company will treat any proxies marked as broker non-votes as abstentions and having the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.

PROPOSAL 5
ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
Recently enacted federal legislation (Section 14A of the Exchange Act) requires that the Company include in this Proxy Statement a non-binding stockholder vote on the compensation of our named executive officers as described in this Proxy Statement.

The Board believes that the Company's long-term success depends in large measure on the talents of its employees. Autobytel's compensation system plays a significant role in its ability to attract, retain and motivate the highest quality workforce.  The Board believes that the Company's current compensation program directly links executive compensation to performance, aligning the interests of Autobytel's executive officers with those of its stockholders.  The Board endorses the Company's executive compensation program and encourages stockholders to review the Compensation Discussion and Analysis, tables and disclosures included under the Section entitled "EXECUTIVE COMPENSATION" of this Proxy Statement.

The Board recommends that the stockholders vote FOR the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company's named executive officers as described in this Proxy Statement under "Executive Compensation," including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this Proxy Statement.

Because the vote on Proposal 5 is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal.  However, the Board and Compensation Committee value the opinions that the Company's stockholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to approve the advisory (non-binding) vote on executive compensation.  The persons named in the enclosed proxy card will vote FOR the proposal unless instructed otherwise in the proxy.  Abstentions will have the same effect as votes against the proposal. "Broker non-votes" will not have any effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5.

PROPOSAL 6
ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
Recently enacted federal legislation (Section 14A of the Exchange Act) requires that the Company include in this proxy statement a non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years.  You have the option to vote for any one of the three options or to abstain on the matter.

Accordingly, the following resolution will be submitted to the stockholders at the Annual Meeting:

RESOLVED, that the Company hold an advisory vote to approve the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K with a frequency of once every one, two or three year(s), with the frequency, if any, that receives the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on this proposal being the resolution adopted by the stockholders.

The Board has determined that an advisory vote on executive compensation every two years is the best approach for the Company and recommends that stockholders vote in favor of a two-year frequency period.  The Company's stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when Say-on-Pay votes do not occur. For example, the rules of The NASDAQ Capital Market require the Company to seek stockholder approval for new employee equity compensation plans and material revisions thereto.  As discussed under the section of this Proxy Statement entitled "CORPORATE GOVERNANCE MATTERS—Stockholder Communications with the Board of Directors," the Company provides stockholders an opportunity to communicate directly with the Board, including on issues of executive compensation.

Because the vote on Proposal 6 is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal.  However, the Board and Compensation Committee value the opinions that the Company's stockholders express in their votes and will take into account the outcome of the vote when considering the frequency with which the advisory vote on executive compensation is presented to stockholders.

Vote Required and Board of Directors Recommendation

Stockholder approval of a recommended frequency period (one, two or three years) requires the affirmative vote of a majority in the voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal.  The persons named in the enclosed proxy card will vote FOR a two-year frequency period unless instructed otherwise in the proxy.  Abstentions will have the same effect as votes against the proposal.  "Broker non-votes" will not have any effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS EVERY TWO YEARS.

PROPOSAL 7
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Moss Adams LLP ("Moss Adams") as the Company's independent registered public accounting firm for 2013.  The Audit Committee and the Board recommend that you ratify this appointment.  In line with this recommendation, the Board intends to introduce the following resolution at the Annual Meeting:

RESOLVED, that the appointment of Moss Adams LLP as the independent registered public accounting firm for this Company for the year 2013 is ratified.

Stockholder ratification of the Audit Committee's selection of Moss Adams as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise.  Nevertheless, the Board is submitting the selection of Moss Adams to the stockholders for ratification as a matter of good corporate practice and will reconsider whether to retain Moss Adams if the stockholders fail to ratify the Audit Committee's selection. In addition, even if the stockholders ratify the selection of Moss Adams, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.  A member of Moss Adams will attend the Annual Meeting to make a statement if the member desires and respond to appropriate questions that may be asked by stockholders.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to ratify the selection of Moss Adams as the Company's independent registered public accounting firm for the year 2013.  The persons named in the enclosed proxy card will vote FOR the proposal unless instructed otherwise in the proxy.  Abstentions will have the same effect as votes against the proposal. Although the Company expects that banks and brokers may vote in their discretion on this proposal in the absence of instructions from the beneficial owners of shares, the Company will treat any proxies marked as broker non-votes as abstentions having the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 7.

BOARD OF DIRECTORS

The current directors of Autobytel are as follows:

Name	Age	Position
Michael J. Fuchs	67	Chairman of the Board and Director
Jeffrey H. Coats	55	President, Chief Executive Officer and Director
Mark N. Kaplan	83	Director
Jeffrey M. Stibel	39	Director
Janet M. Thompson	63	Director
Michael A. Carpenter	65	Director
Michael J. Fuchs.  See Mr. Fuchs' biographical information included under the section of this Proxy Statement entitled "PROPOSAL 1-NOMINATION AND ELECTION OF DIRECTORS-Nominees for Class III Directors."
Jeffrey H. Coats.  Mr. Coats has served as a director of Autobytel since August 1996 and was appointed as the Company's President and Chief Executive Officer on December 11, 2008.  Since August 2001, Mr. Coats has also been Managing Director of Maverick Associates LLC, a financial consulting and investment company.  From July 1999 to July 2001, Mr. Coats was a Founder and Managing Director of TH Lee Global Internet Managers, L.P., a fund manager focused on making equity investments in e-commerce and Internet-related companies globally.  Mr. Coats remains a limited partner of the fund.  Mr. Coats served as Managing Director of GE Equity, Inc., a wholly-owned subsidiary of General Electric Capital Corporation, from April 1996 to July 1999.  Mr. Coats holds a B.B.A. in Finance from the University of Georgia and an M.B.A. in International Management from the American Graduate School of International Management.  Mr. Coats has also held positions as a partner of Southgate Alternative Investments, Inc. beginning in November 2007, Executive Chairman of Mikronite Technologies Group Inc., an industrial technology company, beginning in March 2007 and as a director of that company beginning in February 2002.  Both Southgate Alternative Investments and Mikronite are currently inactive.  Mr. Coats' experience in venture and private equity, banking, executive management and capital markets led the Board to conclude that Mr. Coats should serve as one of the Company's directors.
Mark N. Kaplan. Mr. Kaplan has served as a director of Autobytel since June 1998.  Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 through 1998 and currently is of counsel to that firm, Chairman of the Board and Chief Operating Officer of Engelhard Minerals & Chemicals Corporation (mining and chemicals) from 1977 to 1979, and President and Chief Executive Officer of Drexel Burnham Lambert (investment banking) from 1970 to 1977. Mr. Kaplan serves on the Board of Directors of the following companies whose shares are publicly traded: American Biltrite Inc. (adhesive-coated, pressure-sensitive papers and films; tile flooring) and Volt Information Sciences, Inc. (staffing services and telecommunications and information solutions), and is Chairman of the Audit Committee of Volt Information Sciences, Inc.  He also is a Trustee of Bard College, the New York Academy of Medicine, a member and former Chairman of the New York City Audit Committee, a Trustee and Chairman of the Audit Committee of WNET.org (provider of public media in New York City metropolitan area), a director of Gresham Management Co. (commodities management), and a director of The Pattison Group (a conglomerate).  Mr. Kaplan was formerly the Chairman of the Audit Advisory Committee of the Board of Education of The City of New York, Vice-Chairman and Governor of the Board of Directors of The American Stock Exchange, Inc., and a director of Security Industry Automation Corporation. Mr. Kaplan holds an A.B. from Columbia College and a J.D. from Columbia Law School.  Mr. Kaplan's experience in securities and corporate laws, mergers and acquisitions, investment banking, and business management, as well as his qualification as an audit committee financial expert, led the Board to conclude that Mr. Kaplan should serve as one of our directors.
Jeffrey M. Stibel.  Mr. Stibel has served as a director of Autobytel since December 2006.  Since August 2010, Mr. Stibel has been the Chairman and Chief Executive Officer of Dun & Bradstreet Credibility Corp. From August 2005 to September 2009, Mr. Stibel was first President and Chief Executive Officer of Web.com, Inc., a leading provider of online marketing services for small businesses, and then President and a member of the Board of Directors of Web.com Group, Inc., a successor company to Web.com, Inc.  From August 2000 to August 2005, Mr. Stibel held executive positions, including General Manager and Senior Vice President at United Online, Inc., a technology company that owns and operates branded Internet service providers and Web services.  Mr. Stibel serves on the Board of Brown University's Entrepreneurship Program and Tufts University's Gordon Center for Leadership.  Mr. Stibel received a Bachelor's degree from Tufts University, a Master's degree from Brown University and studied business and brain science at Massachusetts Institute of Technology's Sloan School of Management and at Brown University, where he was a Brain and Behavior Fellow.  Mr. Stibel's experience as an executive officer of various online marketing and technology companies led the Board to conclude that Mr. Stibel should serve as one of the Company's directors.

Janet M. Thompson.  See Ms. Thompson's biographical information included under the section of this Proxy Statement entitled "PROPOSAL 1-NOMINATION AND ELECTION OF DIRECTORS-Nominees for Class III Directors."
Michael A. Carpenter.  Mr. Carpenter has served as a director of Autobytel since September 2012.  Mr. Carpenter has served as the chief executive officer of Ally Financial Inc. since November 2009 and has served on its Board of Directors since May 2009.  Ally Financial Services is one of the nation's largest financial services companies, with a concentration in automotive lending. In 2007 he founded Southgate Alternative Investments. From 2002 to 2006, he was chairman and chief executive officer of Citigroup Alternative Investments overseeing proprietary capital and customer funds globally in various alternative investment vehicles.  From 1998 to 2002, Mr. Carpenter was chairman and chief executive officer of Citigroup's Global Corporate & Investment Bank with responsibility for Salomon Smith Barney Inc. and Citibank's corporate banking activities globally. Mr. Carpenter was named chairman and CEO of Salomon Smith Barney in 1998, shortly after the merger that created Citigroup. Prior to Citigroup, he was chairman and CEO of Travelers Life & Annuity and vice chairman of Travelers Group Inc. responsible for strategy and business development. From 1989 to 1994, he was chairman of the board, president, and CEO of Kidder Peabody Group Inc., a wholly owned subsidiary of General Electric Company.  From 1986 to 1989, Mr. Carpenter was executive vice president of GE Capital Corporation.  He first joined GE in 1983 as vice president of Corporate Business Development and Planning and was responsible for strategic planning and development as well as mergers and acquisitions.  Earlier in his career, Mr. Carpenter spent nine years as vice president and director of the Boston Consulting Group and three years with Imperial Chemical Industries of the United Kingdom.  Mr. Carpenter received a Bachelor of Science degree from the University of Nottingham, England, and an MBA from the Harvard Business School, where he was a Baker Scholar.  He also holds an honorary degree of Doctor of Laws from the University of Nottingham.  He serves on the boards of US Retirement Partners and the New York City Investment Fund and has been a board member of the New York Stock Exchange, General Signal, Loews Cineplex, and various other private and public companies.  Mr. Carpenter's experience in investment and commercial banking, executive management and capital markets led the Board to conclude that Mr. Carpenter should serve as one of the Company's directors.

EXECUTIVE OFFICERS
The current executive officers of Autobytel are as follows:

Name	Age	Position
Jeffrey H. Coats	55	President, Chief Executive Officer and Director
Glenn E. Fuller	58	Executive Vice President, Chief Legal and Administrative Officer and Secretary
Curtis E. DeWalt	58	Senior Vice President, Chief Financial Officer
John D. Steerman	48	Senior Vice President, Lead and Site Product Development & Operations
Kimberly S. Boren	39	Senior Vice President, Analytics and Advertising Operations
William A. Ferriolo	40	Senior Vice President, Consumer Acquisitions
Jeffrey H. Coats.  See Mr. Coats' biographical information included under the section of this Proxy Statement entitled "BOARD OF DIRECTORS."
Glenn E. Fuller.  Mr. Fuller joined Autobytel as Vice President, Legal Affairs in October 2006 and was promoted to Senior Vice President, Chief Legal Officer and Secretary in April 2008, Senior Vice President, Chief Legal and Administrative Officer and Secretary in December 2008, and Executive Vice President, Chief Legal and Administrative Officer and Secretary as of January 19, 2009. Prior to joining Autobytel, Mr. Fuller was in private legal practice from August 2002 to October 2006, and from June 1996 to July 2002, served as Senior Vice President, Chief Legal Officer and General Counsel of Freedom Communications, Inc. (newspapers, television stations and other media). From April 1994 to June 1996, Mr. Fuller was of counsel to Gibson, Dunn & Crutcher LLP (law firm) and was associated with that firm from September 1980 to May 1987. Mr. Fuller was a partner in the law firm of Pettis, Tester, Kruse & Krinsky from January 1988 to December 1992 and employed as an attorney at that firm from May 1987 to December 1987 and from January 1993 to June 1993. From July 1993 to January 1994, Mr. Fuller was Executive Vice President and General Counsel of Airline Computerized Ticketing (airline ticketing). Mr. Fuller received a B.A. Degree from California State University at Long Beach and his J.D. degree from the University of Southern California.
Curtis E. DeWalt. Mr. DeWalt joined Autobytel as Vice President, Finance in October 2007, was appointed Vice President and Controller in November 2007, Senior Vice President, Finance and Controller in December 2008 and Senior Vice President and Chief Financial Officer in March 2009.  Prior to joining Autobytel, Mr. DeWalt served as Vice President, Finance and Accounting of Roth Staffing Companies, Inc. from August 2006 to October 2007.  From July 2003 to August 2006, he served as Assistant Vice President, Accounting at Remedy Temp, Inc. From 1990 to 2003, Mr. DeWalt was with a business unit of Saint-Gobain Ceramics & Plastics Inc. serving in various positions, including Controller of the Performance Plastics business unit (formerly Furon) and Director, Finance and Information Systems at Industrial Ceramics-Corhart Refractories Inc. Prior to 1990, he held various financial positions with The Pittston Company's Brink's Inc. and Burlington Air Express (BAX Global) subsidiaries.  Mr. DeWalt received a M.B.A. in Finance from Sacred Heart University in Connecticut and a B.S. degree in Business Administration from Bryant University in Rhode Island.
John D. Steerman.  Mr. Steerman joined Autobytel as Director of Lead Operations in July 2007 and has served in various positions and held various titles with the Company since that date. In December 2011, Mr. Steerman was appointed Senior Vice President, Lead and Site Product Development and Operations. Prior to joining Autobytel, Mr. Steerman was a District Sales Manager with Ford Motor Company from June 1992 to October 1996. In that role, he was responsible for managing distribution, marketing and training in several of Ford's top volume markets including Houston and Fort Worth, Texas.  From November 1996 to July 2007, Mr. Steerman worked at Nissan North America where he held numerous sales and marketing positions, including Senior Manager eBusiness, during which time Mr. Steerman managed the re-launch of Nissanusa.com and Infiniti.com, as well as the launch of a lead management program for both Nissan and Infiniti Divisions.  While at Nissan, Mr. Steerman also managed a task force that launched Nissan's Full Size Truck and SUV and was a member of the Infiniti Global Management team that was responsible for the strategic and operational plan to launch the Infiniti brand globally. Mr. Steerman received a B.S. Degree in Finance and a M.B.A. from The Pennsylvania State University.
Kimberly S. Boren.  Ms. Boren rejoined Autobytel as Senior Director of Financial Planning and Analysis in April 2010, was promoted to Vice President, Advertising Operations and Analytics in December 2010, and then to Senior Vice President of Advertising Operations and Analytics in December 2011.  Prior to rejoining Autobytel, Ms. Boren held leadership roles at Experian in the Interactive Business Group, Honeywell in both the automotive and aerospace businesses, and Shepherd Packaging and Container.  From July 2007 to June 2009, Ms. Boren held various positions in the finance group at Autobytel.  Ms. Boren attended the University of California, Santa Barbara, where she received a B.A. in Communications with a focus in Business Economics.  She later received an M.B.A. in Finance from the University of Southern California.

William A. Ferriolo.  Mr. Ferriolo joined Autobytel as Vice President, Cyber Ventures Division in September 2010 and was appointed as Senior Vice President, Consumer Acquisitions in December 2011.  Prior to joining Autobytel, from 2003 to 2010 Mr. Ferriolo served as President and Co-Founder of Cyber Ventures, Inc. and Autotropolis, Inc. where he was responsible for search engine optimization, search engine marketing, dealer accounts and sales.  From 1997 to 2003 Mr. Ferriolo served as Service Manager and High Line Sales Associate for Dimmitt Automotive Group, where he was responsible for the service department and high line vehicle sales.  From 1991 to 1997, Mr. Ferriolo served as a Service Advisor at the Carlisle Automotive Group, where he was responsible for servicing of customer vehicles.
All of the officers named in the Executive Officer table above served as executive officers during 2012.
All executive officers of Autobytel are chosen by the Board of Directors and serve at its discretion, except that Jeffrey H. Coats has an employment agreement expiring on April 2, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the calculation of beneficial ownership of Autobytel's Common Stock as of the Record Date, by all persons known by Autobytel to be beneficial owners of more than five percent (5%) of the Common Stock of Autobytel, each director and nominee, each of the Named Executive Officers identified in the section of this Proxy Statement entitled "EXECUTIVE COMPENSATION-Summary Compensation," and all directors and executive officers (including the Named Executive Officers) as a group.  Shares of Common Stock are deemed to be outstanding and to be beneficially owned by the person listed below for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person, if that person has the right to acquire beneficial ownership of such shares within 60 days of the Record Date through the exercise of any option, warrant or other right or the conversion of any security, or pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.  Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all the shares of Autobytel Common Stock beneficially owned by them subject to community property laws, where applicable.  The information with respect to each person specified is as supplied or confirmed by that person, based upon statements filed with the SEC, or based upon the actual knowledge of Autobytel.

	Shares Beneficially Owned
Name of Beneficial Owner:	Number	Percentage
Coghill Capital Management, L.L.C. One North Wacker Drive, Suite 4350, Chicago, IL 60606(1)	1,468,337	16.6%
Mercury Management, L.L.C. 501 Park Lake Drive, McKinney, Texas 75070(2)	636,795	7.2%
Kimberly S. Boren(3)	29,098	*
Michael A. Carpenter	—	—
Jeffrey H. Coats(4)	262,577	3.0%
Curtis E. DeWalt(5)	105,389	1.2%
William A. Ferriolo(6)	88,838	1.0%
Michael J. Fuchs(7)	77,780	*
Glenn E. Fuller(8)	108,202	1.2%
Mark N. Kaplan(9)	38,400	*
John D. Steerman(10)	49,625	*
Jeffrey M. Stibel(11)	26,000	*
Janet M. Thompson(12)	22,140	*
All executive officers (including named executive officers) and directors as a group (11 persons)(13)	808,049	9.1%

*	Less than 1%.
(1)
Represents 1,468,337 shares held in the account of CCM Master Qualified Fund, Ltd. managed by Coghill Capital Management, L.L.C.  Clint D. Coghill may be deemed to be the beneficial owner of such shares by virtue of his role as managing member of Coghill Capital Management, L.L.C.  All the information presented in the table with respect to this beneficial owner was extracted solely from the Amendment No. 6 to Schedule 13G filed by Coghill Capital Management, L.L.C. with the SEC on February 15, 2011. Pursuant to a Standstill Agreement dated as of January 13, 2009 between the Company and CCM Master Qualified Fund, Ltd., Coghill Capital Management LLC, and Clint Coghill (Clint Coghill, Coghill Management and CCM are collectively herein after referred to as the "Coghill Stockholders"), the Coghill Stockholders agreed to vote any and all Company Common Stock beneficially owned by the Stockholders in the same proportion as the votes cast by all other voting stockholders of the Company.

(2)	Represents 636,795 shares held in the accounts of Mercury Management, L.L.C., Mercury Fund IX, Ltd., Mercury Fund X, Ltd., Mercury Ventures II, Ltd., and Kevin C. Howe (collectively, the "Mercury Stockholders") in the aggregate. Mr. Howe may be deemed to be the beneficial owner of such shares by virtue of his role as manager of Mercury Management, L.L.C., which is the general partner of the other Mercury Stockholder entities. All the information presented in the table with respect to this beneficial owner was extracted solely from the Schedule 13G filed by Mercury Management, L.L.C. with the SEC on August 14, 2012. Pursuant to a Standstill and Voting Agreement dated as of August 7, 2012 between the Company and the Mercury Stockholders, the Stockholders agreed (i) that at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, the Mercury Stockholders shall vote (or cause to be voted) any and all shares of Company Common Stock beneficially owned by the Mercury Stockholders ("Mercury Shares") in accordance with the recommendations of, or instructions provided by, the Board; and (ii) granted representatives of the Company irrevocable proxies to vote the Mercury Shares in accordance with such instructions.

(3)	Includes 28,798 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(4)	Includes 253,307 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(5)	Includes 96,329 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(6)	Includes 63,073 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(7)	Includes 27,400 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(8)	Includes 102,202 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(9)	Includes 32,400 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(10)	Includes 42,765 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(11)	Includes 22,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(12)	Includes 21,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(13)	Includes 689,274 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

CORPORATE GOVERNANCE MATTERS
Board Classes
The Board of Directors is divided into three classes, with each class holding office for staggered three-year terms.  The term of the Class I Directors, Jeffrey H. Coats and Jeffrey M. Stibel, expires in 2014, the term of the Class II Directors, Mark N. Kaplan and Michael A. Carpenter, expires in 2015 and the term of the Class III Directors, Michael J. Fuchs and Janet M. Thompson, expires at the Annual Meeting.
Committees of the Board of Directors
The Board of Directors has constituted an Audit Committee, a Compensation Committee and a Corporate Governance and Nominations Committee.
Audit Committee.  The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee met on six occasions in 2012 and operates under a charter approved by the Board of Directors.  The Audit Committee's primary responsibilities are to:
•	oversee Autobytel's accounting and financial reporting policies, processes, practices and internal controls;
•	appoint, approve the compensation of and oversee the Company's independent registered public accounting firm;
•	review the quality and objectivity of Autobytel's independent audit and financial statements; and
•	act as liaison between the Board of Directors and the independent registered public accounting firm.
The Audit Committee currently consists of Mark N. Kaplan (Chairman), Janet M. Thompson, Michael J. Fuchs and Michael A. Carpenter (Mr. Carpenter was appointed to the Audit Committee effective September 13, 2012 upon his appointment to the Board of Directors as of the same date). The Audit Committee meets periodically with the Company's independent registered public accounting firm, both with and without management present.  The Board of Directors has determined that Mr. Kaplan is an "audit committee financial expert" within the meaning of Item 407(d)(5)(ii) of Regulation S-K of the SEC.  The identification of Mr. Kaplan as an "audit committee financial expert" does not impose on him any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on him as a member of the Audit Committee in the absence of this identification.  A copy of the Audit Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company's website, www.autobytel.com. Information on the Company's website is not incorporated by reference in this Proxy Statement.
Compensation Committee.  The Compensation Committee, which met on nine occasions in 2012 and operates under a charter approved by the Board of Directors, is responsible for:
•	determining or recommending to the Board of Directors the compensation of the Chief Executive Officer and each other executive officer or any other officer who reports directly to the Chief Executive Officer based on the performance of each officer;
•	making recommendations to the Board of Directors regarding stock option and purchase plans and other equity compensation arrangements;
•	granting equity awards and approving any delegation of such responsibility under certain circumstances; and
•	preparing reports regarding executive compensation for disclosure in Autobytel's proxy statements or as otherwise required by applicable laws.
The Compensation Committee currently consists of Janet M. Thompson (Chairperson), Michael J. Fuchs, Mark N. Kaplan and Jeffrey M. Stibel. The Compensation Committee does not have authority to delegate its responsibilities to a subcommittee without approval of the Board of Directors.  The Board of Directors has approved the creation of the Non-Executive Stock Option Committee, a committee of the Board that currently consists of one director, Mr. Coats, the Company's President and Chief Executive Officer.  The Non-Executive Stock Option Committee has the authority to grant stock options to eligible persons who (i) are employed by the Company or its subsidiaries and are not subject to reporting under Section 16(a) of the Securities Exchange Act or (ii) are consultants or service providers to the Company or its subsidiaries.  The Non-Executive Stock Option Committee may not grant more than 50,000 options in the aggregate in any one fiscal year, and individual grants cannot exceed more than 5,000 options.
A copy of the Compensation Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company's website, www.autobytel.com. Information on the Company's website is not incorporated by reference in this Proxy Statement.

Corporate Governance and Nominations Committee.  The Corporate Governance and Nominations Committee, which met on two occasions in 2012 and operates under a charter approved by the Board of Directors, is responsible for:
•	identifying individuals qualified to become directors and selecting director nominees or recommending nominees to the Board of Directors for nomination;
•	recommending nominees for appointment to committees of the Board of Directors;
•	developing and recommending charters of committees of the Board of Directors; and
•	overseeing the corporate governance of Autobytel and, as deemed necessary or desirable from time to time, developing and recommending corporate governance policies to the Board of Directors.
The Corporate Governance and Nominations Committee currently consists of Michael J. Fuchs (Chairman), Mark N. Kaplan and Jeffrey M. Stibel.  A copy of the charter of the Corporate Governance and Nominations Committee is posted and available on the Corporate Governance link of the Investor Relations section of the Company's Website, www.autobytel.com.  Information on the Company's Website is not incorporated by reference in this Proxy Statement.
Attendance at Board and Committee Meetings
During the fiscal year ended December 31, 2012, the Board of Directors held a total of ten meetings.  Each member of the Board of Directors attended 75% or more of the meetings of the board and of the committees of which the director was a member. The Board and its committees typically meet in executive session without management present during regularly scheduled meetings of the Board and the committees.
Attendance at Annual Meeting of Stockholders
With the exception of Jeffrey M. Stibel, all directors attended the 2012 annual meeting of stockholders. Typically, a Board of Directors meeting is scheduled on the date of any annual meeting of stockholders.  Although the Board has not adopted a formal policy, all directors are expected to attend the annual meeting of stockholders.
Director Independence
All directors, other than existing director Jeffrey H. Coats, and all committee members satisfy the definition of independent director under the listing standards of The NASDAQ Stock Market.  The current members of the Audit Committee are "independent" under the listing standards of The NASDAQ Stock Market and the SEC rules regarding audit committee membership.
In connection with his appointment to the Board of Directors in September 2012, the Corporate Governance and Nominations Committee and the Board of Directors determined that Mr. Carpenter is an "independent director" within the meaning of the listing rules of The NASDAQ Stock Market applicable to the Company, including the additional independence requirements for serving on audit committees.  In addition to Mr. Carpenter's broad business, operational and financial experience, particularly in the automotive sector, and other evaluation factors considered by the Company's Corporate Governance and Nominations Committee and the Board of Directors, in their consideration and evaluation of Mr. Carpenter, the Company's Corporate Governance and Nominations Committee and the Board of Directors considered that Mr. Jeffrey Coats, the Company's President and Chief Executive Officer and a member of the Board of Directors, has personally known Mr. Carpenter since they were both employed at General Electric Company or its various subsidiaries or divisions and that Mr. Coats was a partner in Southgate Alternative Investments, Inc., an investment fund founded by Mr. Carpenter to acquire general partnership interests in hedge funds.  The Corporate Governance and Nominations Committee and the Board of Directors also considered that Mr. Coats' investment in Southgate Alternative Investments was funded by loans from Mr. Carpenter in the aggregate principal amount of $450,000.  These loans are represented by notes that accrue interest at a rate of eight percent (8%) per annum, are secured by Mr. Coats' interests in certain Southgate investments, and are now payable upon demand. Although the Corporate Governance and Nominations Committee and the Board of Directors do not consider this arrangement between Messrs. Carpenter and Coats prevents Mr. Carpenter from being an "independent director," in connection with his service on the Board of Directors or on the Audit Committee, Mr. Carpenter will recuse himself in any decisions related to Mr. Coats' employment at the Company or his compensation as long as this indebtedness remains outstanding.
Compensation Committee Interlocks and Insider Participation
Ms. Thompson, Mr. Fuchs, Mr. Kaplan and Mr. Stibel served as the members of the Compensation Committee during the Company's last completed fiscal year.  None of the Company's executive officers served as a member of the Compensation Committee or Board of Directors of any other entity that has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee.

Compensation Consultants
Periodically, the Compensation Committee consults with Frederic W. Cook & Co., Inc. ("Frederic Cook"), the Compensation Committee's independent compensation consultant, regarding executive compensation matters.  In addition, periodically, Frederic Cook provides the Compensation Committee with market data and compensation alternatives for consideration. During 2012, the Compensation Committee requested Frederic Cook to comment upon the Company's 2012 Annual Incentive Compensation Plan design, upon the extension of the temporary housing allowance for the Company's Chief Executive Officer, and base annual salary increases for the Messrs. Coats, Fuller and DeWalt. The Compensation Committee directly engaged Frederic Cook, and the Company's executive officers did not participate in the selection of Frederic Cook Periodically, the Company's Chief Executive Officer seeks input from Frederic Cook on compensation matters relating to named executive officers other than the Chief Executive Officer in providing information to the Compensation Committee regarding compensation matters. These inquiries about named executive officer compensation occur with the advance knowledge of the Compensation Committee chairperson.
Board Leadership Structure
The Board of Directors does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.  The Board of Directors believes that the Company and its stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances.  Currently, Mr. Fuchs serves as the Chairman of the Board, and Mr. Coats serves as a director and Chief Executive Officer.  The Board of Directors believes this is the most appropriate structure for the Company at this time because it makes the best use of the experience, skills and availability of Mr. Fuchs and Mr. Coats.
Board's Role in Management of Risk
It is management's responsibility to manage risk and bring to the Board of Directors' attention the most material risks to Autobytel.  The Company's Board of Directors, including through Board committees comprised solely of independent directors, regularly reviews various areas of significant risk to Autobytel and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks reviewed by the full Board of Directors with management include competition risks, industry risks, economic risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions.  The Company's Audit Committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report these exposures.  Specific examples of risks reviewed by the Audit Committee include risks related to the preparation of the Company's financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), matters reported to the Audit Committee through anonymous reporting procedures, risks posed by significant litigation matters, and compliance with applicable laws and regulations.  The Audit Committee also monitors compliance with the Company's Code of Conduct and Ethics for Employees, Officers and Directors and evaluates proposed transactions with related persons for compliance with laws and regulations and with Company policies and contracts.  The Company's Compensation Committee reviews and evaluates potential risks related to the attraction and retention of talent and risks related to the design of compensation programs established by the Compensation Committee for Autobytel's executive officers. These procedures, however, cannot guaranty that all material risks will be identified, or if identified, reasonably and adequately mitigated.  They also cannot assure that all persons are in compliance with the Company's policies and procedures or that the Company and its employees are in compliance with all applicable laws and regulations.
Executives' base salaries are fixed in amount and thus do not encourage risk-taking. Incentive compensation is capped and is tied to overall corporate performance.  A significant portion of compensation provided to the executive officers is in the form of equity awards subject to time vesting that help to further align executives' interests with those of the Company's stockholders.  The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to the Company's stock price, and since awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.
The Compensation Committee has also reviewed the Company's compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.  The Compensation Committee believes that the design of the Company's annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company's performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.  In general, incentive compensation opportunities for Company employees are capped, and the Company has discretion to reduce incentive compensation payments (or pay no incentive compensation) based on individual performance and any other factors it may determine to be appropriate in the circumstances.  As with the compensation of the Company's executive officers, a portion of the compensation for employees generally is delivered in the form of equity awards that help further align the interests of employees with those of stockholders.
Board Nominee Process
The Corporate Governance and Nominations Committee considers candidates for directors suggested by its members and other directors, as well as management and stockholders.  A stockholder who wishes to recommend a prospective nominee for the Board of Directors should notify Autobytel's Secretary or any member of the Corporate Governance and Nominations Committee in writing with whatever supporting material the stockholder considers appropriate.  The Corporate Governance and Nominations Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of Autobytel's bylaws relating to stockholder nominations as described in "Future Stockholder Nominations and Proposals" below.
Generally, once the Corporate Governance and Nominations Committee identifies a prospective nominee, the Corporate Governance and Nominations Committee will make an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination will be based on whatever information is provided to the Corporate Governance and Nominations Committee with the recommendation of the prospective candidate, as well as the Corporate Governance and Nominations Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.  Generally, the preliminary determination will be based primarily on the need for additional Board of Directors members to fill vacancies or expand the size of the Board of Directors and the likelihood that the prospective nominee can satisfy evaluation factors determined by the Corporate Governance and Nominations Committee to be appropriate from time to time for that evaluation.  If the Corporate Governance and Nominations Committee determines, in consultation with the other members of the Board of Directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Corporate Governance and Nominations Committee.
The Corporate Governance and Nominations Committee will then evaluate the prospective nominee against factors it considers appropriate from time to time, which currently include:
•	The ability of the prospective nominee to represent the interests of the stockholders of Autobytel;
•	The prospective nominee's standards of integrity, commitment and independence of thought and judgment;
•	The prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties; and
•	The extent to which the prospective nominee would contribute to the range of talent, skill and expertise appropriate for the Board of Directors.
The Corporate Governance and Nominations Committee generally intends to nominate current members of the Board of Directors in the year in which their respective term expires so long as they continue to exhibit the qualities described above and are otherwise qualified to serve as members of the Board of Directors.
The Corporate Governance and Nominations Committee may also consider such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees.  In connection with this evaluation, the Corporate Governance and Nominations Committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the Corporate Governance and Nominations Committee and others, as appropriate, will interview prospective nominees in person or by telephone.  After completing this evaluation and interview, the Corporate Governance and Nominations Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Corporate Governance and Nominations Committee.
The Corporate Governance and Nominations Committee and Board of Directors reviews the qualities of the Board members as a group, including the diversity of the Board's career experiences, viewpoints, company affiliations, expertise with respect to the various facets of the Company's business operations and business experiences.  The Board has not adopted a formal policy and did not employ any particular benchmarks with respect to these qualities, but was mindful of achieving an appropriate balance of these qualities with respect to the Board of Directors as a whole.  Moreover, the Board of Directors and Corporate Governance and Nominations Committee considered each nominee's overall service to the Company during the previous term, each nominee's personal integrity and willingness to apply sound and independent business judgment with respect to the Company's matters, as well as the individual experience of each director noted within their biographies above.

In connection with its evaluation of the nomination of Mr. Fuchs for election as a director at the Annual Meeting, the Corporate Governance and Nominations Committee and the Board of Directors (with Mr. Fuchs recused from the discussions and not participating in their decisions) considered the impact of an multi-million dollar civil judgment against Mr. Fuchs on Mr. Fuchs' continuing qualifications to serve as a director of the Company.  The judgment related to real property foreclosure actions on a resort development project resulting from defaults on various bank loans for the project. Mr. Fuchs had personally guaranteed various loans related to the project.  In February 2013, the Company was furnished a restraining notice issued by the Supreme Court of the State of New York prohibiting the Company from paying or delivering to Mr. Fuchs any director's fees or other amounts or properties owed by the Company to Mr. Fuchs.  Mr. Fuchs is actively engaged in challenging the judgment and the restraining notice.  The Committee and Board considered the circumstances of and allegations made against Mr. Fuchs in the foreclosure action, including that no allegations of fraud, misrepresentation, breach of fiduciary duty, intentional or negligent misconduct or violations of laws or regulations were made against Mr. Fuchs.  The Committee and Board of Directors also considered the impact on Mr. Fuchs' continued service on the Board of Directors and its various committees of the restraining notice and the restriction on paying Mr. Fuchs directors' fees or other compensation for his service.  The Committee and the Board of Directors concluded that in light of Mr. Fuchs' background and qualifications, and notwithstanding the civil action against Mr. Fuchs, the judgment against Mr. Fuchs and the restraining notice, Mr. Fuchs' continues to be qualified to serve as a director of the Company.
Stockholder Communication with the Board of Directors
Stockholders and other parties interested in communicating directly with any director or with the non-management directors as a group may do so by writing to Secretary, Autobytel Inc., 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400.  The Company established a process of handling letters received by it addressed to non-management members of the Board of Directors.  Under that process, the Secretary reviews all such correspondence and forwards to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires the attention of Directors.  Directors may at any time review a log of all correspondence received by Autobytel that is addressed to members of the Board of Directors and request copies of any such correspondence.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to those matters.
Code of Conduct and Ethics
The Board of Directors adopted a Code of Conduct and Ethics ("Code of Ethics").  The Code of Ethics is applicable to the Company's employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer.  The Code of Ethics is posted and available on the Corporate Governance link of the Investor Relations section of the Company's Web site, www.autobytel.com.  The Company intends to post amendments to or waivers from the Code of Ethics (to the extent applicable to the Company's chief executive officer, principal financial officer or principal accounting officer or directors) at this location on the Company's Web site. Information on the Company's Web site is not incorporated by reference in this Proxy Statement.
Certain Relationships and Related Party Transactions
The Company's Code of Ethics provides specific guidelines regarding conflict of interest situations as well as a process for reporting and approving related party transactions.
The Company's written Code of Ethics defines a related party transaction as any transaction (or series of transactions) in excess of $120,000 since the beginning of the Company's last fiscal year or currently proposed, in which the Company is a participant and in which any member of the Management Group (as defined below), any stockholder owning more than 5% of the Company's voting stock, or any immediate family member of any of the foregoing persons has a direct or indirect material interest.  An "immediate family member" means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (including domestic partners, but excluding tenants or employees) sharing the household of a Director, Director nominee, executive officer or stockholder owning more than 5% of the Company's voting stock.  A "transaction" includes, but is not limited to, any commercial or financial transaction or arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.  The "management group" is comprised of the Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer (or any person performing similar functions), any other officer of the Company, any Director or nominee for Director. Any covered person who may be involved in a related party transaction must promptly report that transaction to the Chairman of the Audit Committee or the Company's Chief Legal Officer ("CLO"), who must then report the transaction to the Chairman upon becoming advised of such transaction.  The Audit Committee, in its sole discretion, must approve or disapprove all related party transactions.  Conflicts of interest or potential conflicts of interest must be reported to the CLO who will evaluate the circumstances relating to the conflict of interest or potential conflict of interest and report the findings of such evaluation to the Chief Executive Officer, who in turn, if warranted under the circumstances, must report such situation or activity to the Chairman of the Audit Committee; provided, however, (i) that if the conflict of interest or potential conflict of interest involves any member of the Management Group, the CLO must report that situation or activity to the Chairman; and (ii) the CLO is not precluded from reporting any conflict of interest or potential conflict of interest involving any covered person who is not a member of Management Group directly to the Chairman should the CLO believe such direct reporting to the Chairman is warranted under the circumstances.  Upon being advised of a complaint, concern or other reporting under the Code of Ethics, the Chairman will confer with the other members of the Audit Committee.  If appropriate under the circumstances, the Chairman may request that the CLO issue a written advisory to the covered person as to whether or not the reported situation or activity constitutes a violation of the Code of Ethics.  If the CLO would not be the appropriate party to issue a written advisory, outside counsel may be retained to issue such written advisory unless the Audit Committee determines that such written advisory can be issued by the Chairman without outside counsel input.
Although the Company's Code of Ethics provides guidelines regarding conflict of interest situations, it cannot and does not set forth every possible conflict of interest scenario.  Therefore, the Code of Ethics provides that there is no substitute for sound judgment by directors, officers or other employees in each case based upon the particular facts involved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND
AUDIT COMMITTEE REPORT

Independent Registered Public Accounting Firm
On March 6, 2012, the Company decided to engage Moss Adams LLP ("Moss Adams") as its independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2012, and to perform procedures related to the financial statements included in the Company's quarterly reports on Form 10-Q, beginning with the quarter ending March 31, 2012.  Representatives of Moss Adams will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
Ernst & Young LLP ("E&Y") had served as the Company's principal independent public accounting firm for the fiscal years ended December 31, 2011 and 2010.  On March 7, 2012, the Company notified E&Y that E&Y was dismissed as the independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ended December 31, 2012.  The report issued by E&Y on the Company's financial statements for the fiscal year ended December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.  During the Company's fiscal years ended December 31, 2011 and 2010 and any subsequent interim period preceding the dismissal of E&Y as the Company's independent registered public accounting firm, there were no (i) disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference thereto in its report on the Company's financial statements for the fiscal years ended December 31, 2010 or 2011; or (ii) "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). Representatives of E&Y are not expected to be present at the Annual Meeting.

The Audit Committee of the Board of Directors of the Company approved the decisions to change independent registered public accounting firms and to engage Moss Adams.
Principal Accountant Fees and Services
Aggregate fees for professional services rendered by Moss Adams for the year ended December 31, 2012 were as follows:

2012
Audit fees	$284,000
Tax fees	12,325
All other fees	9,250
Total	$305,575

Aggregate fees for professional services rendered by E&Y for the years ended December 31, 2011 and December 31, 2012 were as follows:

	2011	2012
Audit fees	$538,000	$—
Tax fees	14,581	—
All other fees	—	45,343
Total	$552,581	$45,343
Audit Fees.  Audit fees consist of professional services rendered in connection with the audits of the Company's annual consolidated financial statements, reviews of the Company's internal accounting and reporting controls under Section 404 of the Sarbanes-Oxley Act and  reviews of interim consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q.
Audit-Related Fees.  There were no audit-related fees for either of the years ended December 31, 2011 or 2012.
Tax Fees.  Tax fees consist of fees incurred for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance and assistance with the IRC Section 382 ownership change study.
All Other Fees.  For Moss Adams, all other fees consist of fees incurred in connection with the audit of the Company's Retirement Saving (401(k)) Plan. For E&Y, all other fees consist of $17,843 for services in connection with Moss Adams' review of E&Y working papers for E&Y's audit of the Company's 2011 financial statements and $27,500 for services in connection with the provision of E&Y's consent to the incorporation by reference in Company Registration Statements on Form S-8 of their report dated March 1, 2012, with respect to the consolidated financial statements and schedule of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.
The Audit Committee has determined that the services rendered above were compatible with maintaining Moss Adams' and E&Y's audit independence.
Pre-Approval Policy for Services
Under its charter, the Audit Committee is required to pre-approve all audit (including the annual audit engagement letter with the independent registered public accounting firm) and permitted non-audit services (including the fees and terms thereof) provided to the Company by the Company's independent registered public accounting firm, subject to the de minimis exception for non-audit services as described in the Exchange Act.  The Audit Committee consults with management with respect to pre-approval, including whether the provision of permitted non-audit services is compatible with maintaining the registered public accounting firm's independence, and may not delegate these responsibilities to management.  The Audit Committee may delegate to any member or members of the Audit Committee the power to grant any pre-approval, provided that the pre-approval is reported to the Audit Committee at the next scheduled Audit Committee meeting.
Each member of the Audit Committee has the authority to approve fees for services by the Company's independent registered public accounting firm of up to $50,000.  Any approved fees may be exceeded by no more than 20% without seeking further approval even if the total amount of those fees, including the excess, exceeds $50,000.  This authority is delegated first to Mr. Kaplan, then in the following order to Ms. Thompson, Mr. Fuchs and Mr. Carpenter.  Any approval by a member of the Audit Committee is required to be reported to the Audit Committee at the next regularly scheduled meeting of the Audit Committee.  All fees for services provided by Moss Adams and E&Y during 2012 and 2013, respectively, were approved by the Audit Committee.
From time to time, the Audit Committee pre-approves fees and services up to a maximum amount for future services relating to recurring tax matters and securities filings.

Audit Committee Report
The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to those rules and regulations, this Audit Committee Report is not to be deemed "soliciting materials" or "filed" with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.  This Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that Autobytel specifically incorporates this information by reference.
The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2012 with the management of the Company. The Audit Committee has discussed with Moss Adams the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.  The Audit Committee has also received the written disclosures and the letter from Moss Adams required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Moss Adams the independent accountant's independence.
Based on the foregoing review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not employed by Autobytel for accounting, financial management or internal control purposes. Members of the Audit Committee relied, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.  Accordingly, the Audit Committee's oversight does not provide any basis, other than the review and discussions with management and the independent auditors referred to above, to determine that management has maintained appropriate accounting and financial reporting principles and policies or internal controls over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Autobytel's financial statements has been carried out in accordance with auditing standards generally accepted in the United States or that Autobytel's auditors are in fact "independent."

The Audit Committee

Mark N. Kaplan Michael J. Fuchs Janet M. Thompson Michael A. Carpenter

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
General Compensation Philosophy and Objectives.  The role of the Compensation Committee of the Company's Board of Directors is to determine, or recommend to the Board for determination, the salaries and other compensation of the executive officers (including the named executive officers listed in the 2012 Summary Compensation table included in this Proxy Statement) and any other officer who reports directly to the Chief Executive Officer, and to make grants under, and to administer, the stock option, restricted stock and other employee purchase and annual incentive compensation plans.
The Company's compensation philosophy for executive officers is to align compensation with corporate performance and efforts to increase stockholder value, while providing a total compensation opportunity that is competitive and enables the Company to attract, motivate, reward and retain key executives and employees.  Accordingly, each executive officer's compensation package is typically comprised of the following three elements:
•	base annual salary that is designed primarily to reflect individual responsibilities and be competitive with base annual salary levels at technology companies that are of comparable size to the Company and with which the Company competes for executive personnel;
•	annual variable performance awards, such as incentive compensation, payable in cash, stock options or shares of stock and tied to the achievement of performance goals, financial or otherwise; and
•	long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the Company's stockholders and retain them through a continued service requirement.
Additionally, the Company's executive officers may also be entitled to severance payments in the event of termination of employment and other benefits and perquisites that are discussed below.
Compensation decisions are designed to promote the Company's business objectives and strategy and enable the Company to attract, retain and motivate qualified executive officers who are able to contribute to the Company's long-term success.  Among the factors considered by the Company in determining executive officer compensation are the ability to recruit individuals with the necessary talents and the need to retain and motivate the Company's executive officers.  The Company considers the competitive market for executives in setting each element of compensation indicated above. However, the Company does not attempt to set each compensation element for each executive within a particular range related to levels provided by comparable companies.  Rather, the Company uses market comparisons as one factor in making compensation decisions.  The Company also considers other factors in making individual executive compensation decisions, including individual contribution and performance, management skills, internal pay equity, the undertaking of new roles and responsibilities, importance of the executive's role and responsibilities to the Company's future success and the executive's experience, including prior work experience, length of service to the Company, leadership and growth potential.
Under the Company's compensation structure, the mix of base annual salary, annual variable performance awards and long-term stock-based incentive awards varies depending upon level of responsibility and experience. In allocating compensation among these elements, the Company believes that the compensation of members of senior management who have the greatest ability to influence the Company's performance should have a greater proportion of their compensation based on Company performance than lower levels of management.  There is, however, no pre-established policy for the allocation between either cash and non-cash or short-term and long-term compensation. The mix of compensation determined by the Company is between base annual salary compensation and incentive compensation. Long term equity incentive compensation is determined separately and may not be awarded every year.
For 2012, the Company determined the compensation of the Company's named executive officers (as identified below under the section of this Proxy Statement entitled "EXECUTIVE COMPENSATION-Summary Compensation") in accordance with the general compensation philosophy and objectives described above.  These decisions were made in the context of an improving economy in general and the automotive industry in particular, the achievement of revenue growth and profitability for 2012 and initiatives undertaken by the Company, including continued enhancements to autobytel.com, the Company's flagship website, increases in visits, page views and page views per visit for autobytel.com, the launch of the mobile version of autobytel.com, continued improvement in the quality of the Company's automotive leads, implementation of stock repurchase programs and implementation of a 1-for-5 reverse stock split to avoid delisting of the Company's Common Stock from The NASDAQ Capital Market.  In light of this business environment, 2012 compensation decisions and design emphasized the need to recruit, retain and motivate senior management and reflects increased competition in the hiring and retention of senior management. Compensation decisions made in 2013 are also discussed below.
Base Annual Salary.  The objective of base salary is to secure the services of the Company's executive officers and reflect job responsibilities, individual performance, market competitiveness, the value of such services to the Company's business and the size of the Company's business.  Salaries for executive officers are generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as, competitive market information.  The Compensation Committee also considers the recommendations of the Chief Executive Officer (except in the case of the Chief Executive Officer's own compensation).  The Chief Executive Officer is not present during any voting or deliberations by the Compensation Committee with respect to the Chief Executive Officer's compensation.
Mr. Coats' base annual salary of $420,000 for the year ended December 31, 2012 was originally established by the Compensation Committee when Mr. Coats was hired as the Company's President and Chief Executive Officer in December 2008.  Mr. Coats' base annual salary was based upon the base annual salary paid to the Company's most recent former President and Chief Executive Officer and the Compensation Committee's evaluation of a January 2009 review of chief executive officer compensation in two peer groups prepared by Frederic Cook, the Compensation Committee's independent compensation consultant.  The first peer group consisted of fourteen U.S. based, publicly traded, consumer-focused technology companies with market capitalization less than $90 million.  The second peer group was of ten publicly traded U.S. companies with market capitalization below $120 million and one-year shareholder return below minus 25% that had hired a new Chief Executive Officer in the two years preceding the review.  This second group was used to determine the range of cash and equity compensation provided to a new-hire Chief Executive Officer in a company going through a business transaction.  The fourteen companies in the first peer group were:  Broadvision, Chordiant Software, Easylink Services, I-Many, Imergent, InsWeb Corp., Kana Software, Liveperson, Local.com, Looksmart, Soundbite Communication, Spark Networks, Thestreet.com and Zix. The ten companies in the chief executive officer new hire peer group were:  CalAmp, Concurrent, Conexant, iGo, Lantronix, Openwave, Quepasa, Rackable Systems, Sourceforge and Trident Microsystems.
In January 2013 the Compensation Committee considered an increase in Mr. Coats' base annual salary after consultation with Frederic Cook and an evaluation of a new review of chief executive officer compensation.  The new review used a peer group of sixteen U.S. based, publicly traded, internet software and services companies with an approximate range of 1/4X-4X the revenue and market capitalization of Autobytel.  The sixteen companies in the peer group were:  Broadvision, BSquare, Cinedgm Digital, Crexendo (formerly Imergent), Dubli, eGain Comm, Inuvo, iPass, Local.com, Looksmart, Lyris, Rand Worldwide, Soundbite Communication, Spark Networks, Thestreet.com and Zix.  The updated review indicated that Mr. Coats' salary and target cash incentive compensation were both between the median and the 75th percentile for the peer group.  However, Mr. Coats' total direct compensation was between the 25th percentile and the median due to a below-market annual long-term incentive award.  The Compensation Committee also reviewed Mr. Coats' continued performance and contributions to the Company in leading its turnaround and achieving another year of revenue growth and profitability for 2012.  Based on its review, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, an increase of $30,000 in Mr. Coats' base annual salary effective January 1, 2013, which was his first increase in base annual salary since being hired as the Company's President and Chief Executive Officer in 2008.
The base annual salaries of the other current executive officers constituting named executive officers for the year ended December 31, 2012 were originally determined by the Compensation Committee, in part, based on the input from the Chief Executive Officer.  The Chief Executive Officer's recommended base salaries for Messrs. Glenn Fuller and Curtis DeWalt were originally determined after reviewing proprietary survey data or other advice provided by the Compensation Committee's independent compensation consultant and subsequently approved by the Compensation Committee.  The base annual salary of Mr. Steerman for 2012 was increased from $225,000 to $250,000 effective November 1, 2012 in recognition of his performance in taking over additional responsibilities after the resignations of two executive officers of the Company, Messrs. James Helberg and Stephen Lind, during 2012.  The base annual salary of Mr. Ferriolo for 2012 was established in connection with his promotion to Senior Vice President, Consumer Acquisitions in December 2011.  The Compensation Committee did not consider any increases in the base annual salaries for Messrs. Fuller, DeWalt, or Ferriolo for 2012 compared to their 2011 base annual salaries.
In January 2013 the Compensation Committee considered increases in the base annual salaries for Messrs. Fuller and DeWalt after consultation with the Compensation Committee's independent compensation consultant, review of informal compensation comparisons from proxy statements for similar positions and size companies in Southern California as to the compensation of Chief Legal Officers and General Counsels in Southern California and review of a published, generally available compensation report prepared by Barney & Barney LLC as to  compensation of Chief Financial Officers in Southern California.  The Compensation Committee also reviewed the continued performance and contributions of Messrs. Fuller and DeWalt in assisting in the Company's turnaround and achievement of another year of revenue growth and profitability for 2012. Based on its review, the Compensation Committee approved increases in the annual base salaries of Mr. Fuller and Mr. DeWalt of $20,000 and $18,000, respectively, effective January 1, 2013.
Annual Non-Equity Incentive Compensation, Retention and Discretionary Awards.  The Company's compensation structure provides for the opportunity for executive officers to be awarded annual incentive compensation pursuant to incentive compensation plans established each year ("Annual Incentive Compensation Plans").  Annual Incentive Compensation Plans are generally performance based and all awards are ultimately made at the sole discretion of the Compensation Committee.  The objective of the annual incentive compensation awards under these plans is to enhance retention and motivate individuals to achieve specific goals established by the Compensation Committee.  These goals may consist of any or all of the following: (i) Company-wide performance goals; (ii) specific individual goals that are intended to advance the Company's business and create long-term stockholder value and (iii) overall individual performance.  The Compensation Committee from time to time also considers various other discretionary, retention or incentive compensation alternatives for the Company's executive officers.
The annual incentive compensation award process for executive officers involves (i) setting Company-wide performance goals for the year; (ii) setting specific individual performance goals, if the Compensation Committee elects to allocate any percentage of the target annual incentive compensation award opportunity to specific individual performance goals for the particular year; (iii) setting target annual incentive compensation award opportunities for each individual and the allocation of the target annual incentive compensation award opportunity between Company-wide performance goals and specific individual performance goals (if any specific individual performance goals are established); (iv) evaluating actual Company-wide performance against Company-wide performance goals; (v) evaluating actual individual performance against specific individual goals (if any specific individual performance goals are established); (vi) evaluating overall individual performance; and (vii) considering unique or unforeseen circumstances or events and other performance considerations affecting Company-wide and individual performance during the year.
The Compensation Committee establishes a target annual incentive compensation award opportunity for each executive officer based on a percentage of base annual salary.  The target annual incentive compensation award opportunity percentages range between 55% and 70% of base salary for named executive officers other than the Chief Executive Officer, and 80% of base annual salary for the Chief Executive Officer.  The target award opportunities for the named executive officers were established by the Compensation Committee after reviewing survey data provided by the Company's independent compensation consultant, and, in the case of named executive officers other than the Chief Executive Officer, input from the Chief Executive Officer.  The Company believes this is a meaningful incentive to achieve the incentive compensation goals and an appropriate and reasonable allocation to performance-based annual cash incentive compensation to motivate executive officers.
Typically, the Compensation Committee, with the participation of the Chief Executive Officer, sets compensation performance goals for the Company for the year.  Generally, if specific individual performance goals are established, approximately 67% or higher of the target annual incentive compensation award opportunity for executive officers has been based upon the attainment of Company-wide performance goals, which reflects the Company's belief that executive officers are accountable for the Company's overall operating performance.  The Company believes that this is an appropriate and reasonable allocation that aligns the annual incentive compensation for executive officers with Company-wide performance.
If the Compensation Committee elects to allocate any portion of executive officers' target annual incentive compensation award opportunity to specific individual performance goals, the Compensation Committee sets the individual performance goals for the Chief Executive Officer, and the Chief Executive Officer, after consultation with the Compensation Committee, sets the specific individual performance goals for the other executive officers.  Generally, if specific individual performance goals are established, 33% or less of the incentive compensation for each executive officer has been based upon specific individual performance goals to make executive officers accountable for achieving business objectives.  The Company believes this is an appropriate and reasonable allocation that aligns the annual incentive compensation of executive officers with individual performance.  The individual performance goals are based on and reflect each individual's responsibilities and, to the extent applicable, contribution to revenue, and may at times include such factors as leadership, team work, growth initiatives and other activities that are considered important to contributing to the long-term performance of the Company.
For Company-wide goals, the Compensation Committee may adopt a formula that establishes an award payout range based on the level of performance attained.  If adopted by the Compensation Committee for a particular plan year, the formula determines the percentage of the target annual incentive compensation award opportunity allocated to Company-wide performance goals to be paid, based on a percentage of goal achievement, with a minimum below which no payment is made and a maximum beyond which no additional incentive compensation is paid.  In determining the extent to which the Company-wide performance goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude specific circumstances that the Company experienced during the year as well as the impact of unusual or infrequently occurring events or other particular circumstances affecting the Company's business, changes in accounting principles, acquisitions, dispositions, impairment of assets, restructuring charges and litigation costs and successes, and may also consider the relative risks in achieving the goals reflected in the Company's annual operating plan.
Generally, after the end of each fiscal year, the Compensation Committee reviews the Company's actual performance against the previously established Company-wide performance goals.  The Compensation Committee also evaluates the performance of the Chief Executive Officer against the specific individual goals set for the Chief Executive

Officer, if specific individual goals were established for the Chief Executive Officer for the year. In addition, based upon the recommendation of the Chief Executive Officer (for executive officers other than the Chief Executive Officer), the Compensation Committee evaluates performance against the specific individual performance goals set for the other executive officers, if specific individual performance goals were established for the other executive officers for such year.  The Compensation Committee typically uses discretion in awarding annual incentive compensation. If an executive officer performs at a higher level than expected, the executive officer may be rewarded with a higher level of annual incentive compensation than originally targeted.  Similarly, if performance is below expectations, the executive officer's annual incentive compensation award may be lower than targeted or there may be no annual incentive compensation awarded.  This process allows decisions regarding annual incentive compensation to take into account each executive officer's personal performance and contribution during the year.
      2012 Annual Incentive Compensation Plan.  The 2012 Annual Incentive Compensation Plan ("2012 Incentive Plan") consisted of two components: (i) Company-wide performance goals ("2012 Company Performance Component") and individual performance ("2012 Individual Performance Component").  The 2012 Company Performance Component consisted of the level of achievement of each of the following two Company-wide performance goals, weighted 30% and 70%, respectively: (i) percentage achievement of the Company's revenue goal of $71,600,000 ("2012 Revenue Goal") under the Company's 2012 operating plan approved by the Board of Directors ("2012 Operating Plan"); and (ii) percentage achievement of the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) goal of $4,300,000 under the 2012 Operating Plan ("2012 EBITDA Goal").  Award payout opportunities for each goal was based upon percentage of achievement of the goal compared to the corresponding percentage on a sliding scale that reduces awards payout opportunities by approximately 3% for every 1% that achievement falls below goal and increases award payout opportunities approximately 3% for every 1% that achievement exceeds the goal ("2013 Award Opportunity Scale").  Achievement of a goal at or below 67% would result in no awards for that goal, and achievement over 100% is capped at 120%.  The sum of the weighted percentages derived from the 2012 Award Opportunity Scale for the 2012 Revenue Goal and the 2012 EBITDA Goal is applied to the particular named executive officer's target annual incentive compensation award opportunity to determine the officer's 2012 award payout opportunity.  The award payout opportunity is then multiplied by the percentage determined by the Compensation Committee to be the officer's overall individual performance for 2012 to determine the officer's award payout.  The 2012 Individual Performance Component for each named executive officer other than the Chief Executive Officer is determined by the Compensation Committee based on consideration of recommendations made by the Chief Executive Officer after the Chief Executive Officer's discretionary review and evaluation of the applicable officer's overall individual performance during 2012.  The 2012 Individual Performance Component for the Chief Executive Officer is determined by the Compensation Committee based on the Compensation Committee's discretionary review and evaluation of the Chief Executive Officer's overall individual performance during 2012.
Award payouts to Messrs. Coats, Fuller, DeWalt, Steerman and Ferriolo under the 2012 Incentive Plan up to and including 100% achievement of the 2012 Revenue Goal and 2012 EBITDA Goal were made 50% in cash and the remainder in performance-based options that were granted January 10, 2012 at an exercise price of $3.90 per share ("2012 Performance-Based Options"), which was the closing price of the Company's Common Stock on The NASDAQ Global Market on the date of grant. The 2012 Performance-Based Options were determined based on the Black-Scholes value of the options as of the date of grant and were subject to two vesting requirements and conditions: (i) percentage achievement of the 2012 Revenue Goal and 2012 EBITDA Goal compared to the corresponding percentages on the 2012 Award Opportunity Scale ("2012 Company Performance Goals Component"); and (ii) time vesting based on the time vesting schedule ("2012 Time Vesting Schedule") set forth below ("2012 Time Vesting Component").  For 2012 Performance-Based Options to vest and become exercisable, the number of 2012 Performance-Based Options eligible to vest under the 2012 Time Vesting Component must first be determined under the 2012 Company Performance Goals Component ("Vesting Eligible 2012 Performance-Based Options").  Once the aggregate number of Vesting Eligible 2012 Performance-Based Options is determined, the Vesting Eligible 2012 Performance-Based Options are then subject to vesting under the 2012 Time Vesting Component in accordance with the following 2012 Time Vesting Schedule:  (i) thirty-three and one-third percent (33 1/3%) of the Vesting Eligible 2012 Performance-Based Options vested and became exercisable on the first anniversary of the date of grant, and (ii) one thirty-sixth (1/36) of the entire of such Vesting Eligible 2012 Performance-Based Options shall vest and become exercisable at each successive monthly anniversary of the grant date thereafter for the following twenty-four (24) months. 2012 Performance-Based Options that are not determined to be 2012 Vesting Eligible Performance-Based Options shall not vest and shall be cancelled as soon as the number of Vesting Eligible 2012 Performance-Based Options is determined by the Compensation Committee.  The 2012 Performance-Based Options may vest earlier under certain circumstances as may be provided under the Company's 2010 Equity Incentive Plan (the stock option plan from which the 2012 Performance-Based Options were granted) or the applicable award agreements. Award payouts, if any, over 100% achievement of the 2012 Revenue Goal and 2012 EBITDA Goal would be paid 100% in cash.

The Compensation Committee (i) set the target annual incentive compensation award opportunities for Messrs. Coats, Fuller, DeWalt, Steerman and Ferriolo under the 2012 Incentive Plan as 80%, 70%, 55%, 55% and 55%, respectively; and (ii) granted Messrs. Coats, Fuller, DeWalt, Steerman and Ferriolo 43,077, 22,885, 17,629, 15,866 and 17,629 2012 Performance-Based Options, respectively.  The number of 2012 Performance-Based Options granted to Messrs. Coats, Fuller, DeWalt, Steerman and Ferriolo was based on the Black-Scholes value of the options as of the date of grant, which value represented approximately 50% of each named executive officer's target annual incentive compensation award opportunity.
In determining incentive compensation award payouts under the 2012 Incentive Plan, the Compensation Committee considered the following:  (i) 2012 revenues represented a 93.3% achievement of the 2012 Revenue Goal and resulted in a 79.9% targeted award payout for the 2012 Revenue Goal from the 2012 Award Opportunity Scale; (ii) 2012 EBITDA represented a 96.9% achievement of the 2012 EBITDA Goal and resulted in a 90.8% targeted award payout for the 2012 EBITDA Goal from the 2012 Award Opportunity Scale; and (iii) the contributions of the named executive officers to the Company's overall financial and operating performance, including enhancements to autobytel.com, the Company's flagship Website, increases in visits, page views and page views-per-visit for autobytel.com, the launch of the mobile version of autobytel.com, continued improvement in the quality of the Company's automotive leads, implementation of stock repurchase programs, implementation of a 1-for-5 reverse stock split to avoid delisting of the Company's Common Stock from The NASDAQ Capital Market and achievement of continued revenue growth and profitability for 2012.
Based on its evaluation of the foregoing items, the Compensation Committee (i) approved cash award payouts under the 2012 Incentive Plan to Messrs. Coats, Fuller, DeWalt, Steerman and Ferriolo of $147,000, $78,094, $60,156, $55,143 and $60,156, respectively; and (ii) confirmed that 37,692, 20,024, 15,425, 13,882 and 15,425 of the 2012 Performance-Based Options originally granted to Messrs. Coats, Fuller, DeWalt, Steerman and Ferriolo, respectively, were Vesting Eligible 2012 Performance-Based Options that vest in accordance with the 2012 Time Vesting Schedule, with the remainder of the 2012 Performance-Based Options originally granted to these named executive officers being cancelled.
2012 Discretionary Incentive Compensation Awards.  In addition to the foregoing awards under the 2012 Annual Incentive Plan, the Compensation Committee approved a discretionary supplemental individual performance award of $79,000 to Mr. Coats in recognition of his individual contributions to the Company's overall performance in 2012, including the achievement of seven consecutive quarters of profitability, two consecutive years of profitability and the continued focus on implementation of cost controls and revenue growth.  Mr. Coats recommended, and the Compensation Committee approved, discretionary supplemental individual performance awards to Messrs. Fuller, DeWalt, Steerman and Ferriolo in the amounts of $13,120, $10,106, $9,264 and $34,278, respectively, in recognition of their individual contributions to the Company's overall performance in 2012, including the achievement of seven consecutive quarters of profitability, two consecutive years of profitability and the continued focus on implementation of cost controls and revenue growth.
2013 Annual Incentive Compensation Plan.  The 2013 Annual Incentive Compensation Plan ("2013 Incentive Plan") consists of two components: (i) Company-wide performance goals ("2013 Company Performance Component"); and (ii) individual performance ("2013 Individual Performance Component").  The 2013 Company Performance Component consists of the level of achievement of each of the following two Company-wide performance goals, weighted 50% and 50%, respectively: (i) percentage achievement of the Company's revenue goal ("2013 Revenue Goal") under the Company's 2013 operating plan approved by the Board of Directors ("2013 Operating Plan"); and (ii) percentage achievement of the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) goal under the 2013 Operating Plan ("2013 EBITDA Goal").  Award payout opportunities for each goal are based upon percentage of achievement of the goal compared to the corresponding percentage on a sliding scale that reduces awards payout opportunities by approximately 3% for every 1% that achievement falls below goal and increases award payout opportunities approximately 3% for every 1% that achievement exceeds the goal ("2013 Award Opportunity Scale").  Achievement of a goal at or below 67% would result in no awards for that goal, and achievement over 100% is capped at 120%.  The sum of the weighted percentages derived from the 2013 Award Opportunity Scale for the 2013 Revenue Goal and the 2013 EBITDA Goal is applied to the particular named executive officer's target annual incentive compensation award opportunity to determine the officer's 2013 award payout opportunity.  The award payout opportunity is then multiplied by the percentage determined by the Compensation Committee to be the officer's overall individual performance for 2013 to determine the officer's award payout.  The 2013 Individual Performance Component for each named executive officer other than the Chief Executive Officer is determined by the Compensation Committee based on consideration of recommendations made by the Chief Executive Officer after the Chief Executive Officer's discretionary review and evaluation of the applicable officer's overall individual performance during 2013.  The 2013 Individual Performance Component for the Chief Executive Officer is determined by the Compensation Committee based on the Compensation Committee's discretionary review and evaluation of the Chief Executive Officer's overall individual performance during 2013.

Award payouts, if any, to Messrs. Coats, Fuller, DeWalt, Steerman and Ferriolo under the 2013 Incentive Plan up to and including 100% achievement of the 2013 Revenue Goal and 2013 EBITDA Goal will be made 75% in cash and the remainder in performance-based options that were granted January 24, 2013 at an exercise price of $4.00 per share ("2013 Performance-Based Options"), which was the closing price of the Company's Common Stock on The NASDAQ Capital Market on the date of grant.  The 2013 Performance-Based Options were determined based on the Black-Scholes value of the options as of the date of grant and are subject to two vesting requirements and conditions:  (i) percentage achievement of the 2013 Revenue Goal and 2013 EBITDA Goal compared to the corresponding percentage on the 2013 Award Opportunity Scale ("2013 Company Performance Goals Component"); and (ii) time vesting based on the time vesting schedule ("2013 Time Vesting Schedule") set forth below ("2013 Time Vesting Component").  For 2013 Performance-Based Options to vest and become exercisable, the number of 2013 Performance-Based Options eligible to vest under the 2013 Time Vesting Component must first be determined under the 2013 Company Performance Goals Component ("Vesting Eligible 2013 Performance-Based Options").  Once the aggregate number of Vesting Eligible 2013 Performance-Based Options is determined, the Vesting Eligible 2013 Performance-Based Options are then subject to vesting under the 2013 Time Vesting Component in accordance with the following 2013 Time Vesting Schedule:  (i) thirty-three and one-third percent (33 1/3%) of the  Vesting Eligible 2013 Performance-Based Options shall vest and become exercisable on the first anniversary of the date of grant, and (ii) one thirty-sixth (1/36) of the entire of such Vesting Eligible 2013 Performance-Based Options shall vest and become exercisable at each successive monthly anniversary of the grant date thereafter for the following twenty-four (24) months. 2013 Performance-Based Options that are not determined to be Vesting Eligible 2013 Performance-Based Options shall not vest and shall be cancelled as soon as the number of Vesting Eligible 2013 Performance-Based Options is determined by the Compensation Committee.  The 2013 Performance-Based Options may vest earlier under certain circumstances as may be provided under the Company's 2010 Equity Incentive Plan (the stock option plan from which the 2013 Performance-Based Options were granted) or the applicable award agreements. Award payouts, if any, over 100% achievement of the 2013 Revenue Goal and 2013 EBITDA Goal will be paid 100% in cash.
The Compensation Committee (i) set the target annual incentive compensation award opportunities for Messrs. Coats, Fuller, DeWalt, Steerman and Ferriolo under the 2013 Incentive Plan as 80%, 70%, 55%, 55% and 55%, respectively; and (ii) granted Messrs. Coats, Fuller, DeWalt, Steerman and Ferriolo 22,500, 12,250, 9,213, 8,594 and 8,594 2013 Performance-Based Options, respectively. The number of 2013 Performance-Based Options granted to Messrs. Coats, Fuller, DeWalt, Steerman and Ferriolo was based on the Black-Scholes value of the options as of the date of grant, which value represented approximately 75% of each named executive officer's target annual incentive compensation award opportunity.
Long-Term Equity Incentive Awards.  The Company believes that equity-based compensation in the form of stock options or restricted stock links the interests of executive officers with the long-term interests of the Company's stockholders, supports a pay-for-performance culture, fosters employee stock ownership, focuses the management team on increasing value for the stockholders and encourages executive officers to remain in the Company's employ.  In addition, stock options and restricted stock awards help to provide a long-term balance to the overall compensation program.  While cash bonus payments are focused on short-term performance, the multi-year vesting schedule of stock options and the forfeiture restrictions on restricted stock create incentive for increases in stockholder value over a longer term.
The Company views stock options as performance-based because they require the stock price to increase in order for the recipient to realize value from the stock options.  The vesting period also encourages executive retention and the preservation and enhancement of stockholder value.  Restricted stock that is subject to forfeiture in the event an executive officer leaves the Company prior to the lapse of the forfeiture restrictions provides similar retention and long-term motivational effects.  The Company views restricted shares as providing employment retention incentives and an incentive to increase share values because they become more valuable as the price of Autobytel's Common Stock increases.
The level of long-term incentive compensation is determined based on an evaluation of competitive factors, the position and level of responsibility of each executive officer, the Company's belief that stock options should be a significant part of the total mix of executive officer compensation and the goals of the compensation objectives described above.  The long-term incentive compensation grant practice has been to provide stock options with exercise prices of not less than fair market value of the Company's stock on the date of grant.  Depending on the circumstances, in establishing grant levels, the Company may consider the equity ownership levels of the recipients, exercise prices of existing grants or prior grants that are fully vested. The Company does not have a policy requiring executive officers or directors to hold shares acquired following option exercise or restricted stock vesting for any additional length of time unless the shares are specifically subject to a resale restriction.  There are also no ownership guidelines for executives or directors, as this  is not viewed as competitive or a public company of Autobytel's size.
Stock options typically have been granted to executive officers when the executive first joins the Company and upon promotions to more senior executive positions.  At the discretion of the Compensation Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company's Common Stock.  The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact the Company's results, past performance or consistency within the officer's internal pay level.  The Compensation Committee considers these factors, as well as applicable contractual requirements, the value of long-term incentive grants, share usage tax impact, leverage and stockholder dilution.  Option grants prior to 2010 typically had a term of ten years, while the Company's 2010 Equity Incentive Plan requires that options granted under this plan expire no later than seven years from the date of grant.  Stock options generally vest and become exercisable over a three-year period.
The Compensation Committee approves all stock options, subject to limited delegation to the Non-Executive Stock Option Committee, which consists of the Company's Chief Executive Officer, for stock option grants to non-executive officers.  Generally, option grants to new hires who are executive officers are approved by the Compensation Committee prior to the date of hire and granted on the date of hire.
In 2012, stock option grants outside the 2012 Incentive Plan were made to Mr. Steerman.  After considering the Chief Executive Officer's recommendation, the Compensation Committee approved the grant of 10,000 stock options to Mr. Steerman as of July 26, 2012 at an exercise price of $3.71 per share, the closing price for Autobytel's common stock on The NASDAQ Capital Market as of the grant date.  The additional grant of options to Mr. Steerman was made in recognition of his performance in taking over additional responsibilities after the resignations of two executive officers of the Company, Messrs. James Helberg and Stephen Lind, during 2012.  These stock option grants vest one-third (1/3) on the first anniversary following the grant date, with the remaining two-thirds (2/3) vesting ratably over twenty-four (24) months thereafter. The vesting of these stock options (i) may accelerate upon a change in control of Autobytel in accordance with the 2010 Equity Incentive Plan and the applicable stock award agreement and (ii) will accelerate in the event the executive officer's employment with the Company is terminated without cause by the Company or for good reason by the executive officer (as such terms are defined in Mr. Steerman's severance benefits agreement).  This stock option grant reflected the Compensation Committee's belief that equity-based compensation in the form of stock options links the interests of named executive officers with the long-term interests of the Company's stockholders, supports a pay-for-performance culture, fosters stock ownership by named executive officers, focuses the management team on increasing value for the stockholders and encourages named executive officers to remain in the Company's employ. No stock option grants outside the 2012 Incentive Plan were made to any other named executive officers during 2012.
Severance and Change in Control Terms.  The Company has entered into agreements with various key employees, including the executive officers, that provide for severance benefits under certain employment termination events.  In addition, certain of the agreements also provide for payments and benefits in the event of a change in control.  The agreements are designed as a recruiting and retention mechanism to assist the Company in providing enough employment security to compete for highly qualified executive officers and induce them to invest themselves in a career with the Company, to assist in retention of the Company's executive officers during the uncertainty that might accompany any possible change in control, and to offset any motivation executive officers might otherwise have to resist a change in control that could result in loss of their employment.  Information regarding applicable terms of such agreements for the Company's named executive officers is provided below under the section of this Proxy Statement entitled "EXECUTIVE COMPENSATION- Potential Payments Upon Termination or Change in Control."
Under Mr. Coats' employment agreement, Mr. Coats is entitled to specified payments upon the occurrence of certain events of employment termination occur, including termination in connection with or following a change in control. The Compensation Committee approved these terms in connection with its evaluation of Mr. Coats' amended and restated employment agreement in consultation with the Compensation Committee's independent compensation consultant.  Mr. Coats' employment agreement contains confidentiality and non-solicitation provisions that extend beyond termination.  See the section below entitled "Tax and Accounting Implications- IRC Sections 280G and 4999" regarding the Compensation Committee's consideration of IRC Sections 280G and 4999 in structuring Mr. Coats' employment and severance package.  Mr. Coats' employment agreement provides for a lump sum payout to Mr. Coats in the event of a termination of Mr. Coats' employment in connection with a change in control of the Company equal to 1.72 times the sum of his base annual salary and his target annual incentive compensation opportunity.  The amount of the foregoing lump sum cash payout related to Mr. Coats' targeted annual incentive compensation opportunity in the case of a termination of employment in connection with a change in control of the Company prior to payout of awards under the Annual Incentive Compensation Plan for the year in which the termination of employment occurs will be reduced by the sum of (i) if performance-based stock options are a component of an Annual Incentive Compensation Plan, the option spread (based on the difference between the per share transaction price of the Company's Common Stock and the option exercise price), if any, on Mr. Coats' performance-based options granted under such Annual Incentive Compensation Plan (this option-related reduction not to exceed $90,000); and (ii) the cash payout, if any, under the Annual Incentive Compensation Plan as of the change in control event.
The severance benefits agreements for Messrs. Fuller, DeWalt, Steerman and Ferriolo provide that they are entitled to certain payments upon the occurrence of certain events of employment termination, including termination in connection with or following a change in control of the Company.  The severance agreements for Messrs. Fuller and DeWalt provide for gross-ups to offset any excise tax on excess parachute payments to preserve the net value to them of these severance benefits so that the value of the motivational and retention aspects of the severance compensation packages for these executive officers would not be diminished.

In the event of a change in control of the Company prior to the determination of the Vesting Eligible 2013 Performance-Based Options under the 2013 Annual Incentive Plan (and the 2010 Equity Incentive Plan from which the performance-based stock options for the 2013 Annual Incentive Plan were awarded), the Compensation Committee will determine the level of achievement of the 2013 Company Performance Goals Component under the 2013 Annual Incentive Plan for purposes of such officers' awards as of the change in control event. Based on such determination, (i) the cash component of the 2013 Annual Incentive Plan resulting from such determination will be paid in connection with the change in control; and (ii) the number of Vesting Eligible 2013 Performance-Based Options resulting from such determination will be accelerated and become fully vested and exercisable as of the change in control event if (1) the acquirer does not assume the Vesting Eligible 2013 Performance-Based Options or the Company (if it is the ultimate parent entity after the change in control) does not continue the Vesting Eligible 2013 Performance-Based Options; or (2) the Vesting Eligible 2013 Performance-Based Options are not assumed, substituted or continued with equity securities of the successor company or the Company, as applicable, that are publicly-traded and listed on an exchange in the United States and that have voting, dividend and other rights, preferences and privileges substantially equivalent to the Company's Common Stock prior to the change in control. If the vesting of the Vesting Eligible 2013 Performance-Based Options is not accelerated as of the change in control event, the vesting of the Vesting Eligible 2013 Performance-Based Options for a named executive officer will be accelerated if there occurs a termination of that named executive officer's employment within twenty-four (24) months of the change in control event, and in the event of such a termination of employment, the Vesting Eligible 2013 Performance-Based Options will remain exercisable for a period of twenty-four (24) months following the termination of employment (but in no event later than the original expiration date of the 2013 Performance-Based Options).  The 2013 Performance-Based Options also will accelerate in the event the executive officer's employment with the Company is terminated at any time without cause by the Company or for good reason by the executive officer (as such terms are defined in the applicable executive officer's severance benefits agreement).  The award agreements for the Vesting Eligible 2012 Performance-Based Options and the stock option award agreements for other stock options granted to Mr. Steerman during 2012 contain similar acceleration provisions in the event of a change in control of the Company or a termination of the executive officer's employment with the Company is terminated at any time without cause by the Company or for good reason by the executive officer (as such terms are defined in the applicable executive officer's severance benefits agreement).
Benefits and Perquisites.  Except as discussed below, typically executive officers participate in employee benefit plans that are generally available to all employees on the same terms.
All employees above the senior manager level are provided with enhanced supplemental short and long-term disability insurance by the Company in addition to the Company's standard short- and long- term disability insurance in order to attract and retain them.  For those executive officers who qualify for the coverage, the Company also provides an additional supplemental long term disability plan that offers a benefit of up to 75% of the executive's base annual salary, up to a maximum benefit of $5,000 per month.  The benefit begins ninety (90) calendar days after the onset of the disability and can continue up to age 65.
In connection with Mr. Coats' employment by the Company, Mr. Coats relocated to Orange County, California.  The Compensation Committee approved the payment or reimbursement of customary relocation expenses directly related to Mr. Coats' relocation, sale of his residence in New Jersey and other miscellaneous moving expenses, which other miscellaneous expenses were capped at $53,000. In addition, the Company agreed to pay for temporary housing for Mr. Coats, which for 2012 was $7,000 per month. The Company agreed to make additional payments to Mr. Coats to compensate for his additional tax obligations incurred by reason of the Company's payment or reimbursement of Mr. Coats' relocation expenses.  The Compensation Committee approved these relocation arrangements in light of the housing market conditions Mr. Coats was experiencing in attempting to sell his residence in New Jersey and because it was necessary to secure Mr. Coats' services as President and Chief Executive Officer.  Following payment of approximately $96,000 in costs and expenses related to the sale of Mr. Coats' New Jersey residence in March 2013 (together with the payment to Mr. Coats of approximately $83,000 in reimbursement of Mr. Coats' tax obligations associated with the Company's payment of such costs and expenses), all relocation expenses and allowances terminated as of December 31, 2012.
Tax and Accounting Implications
IRC Section 162(m) Limitation.  The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code ("IRC") on the compensation paid to the Company's executive officers.  In general, Section 162(m) disallows a tax deduction for the compensation paid to certain executives of publicly-held companies in excess of $1.0 million in any taxable year.  The $1.0 million limitation applies per executive per year and only to the compensation paid to the chief executive officer and to each of the next three most highly compensated officers other than the chief financial officer, and provided that compensation is not performance-based.  In general, it is the Compensation Committee's policy to qualify its executives' compensation for deductibility under applicable tax laws.

The Compensation Committee believes, however, that stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation programs even though those programs may result in certain non-deductible compensation expenses.  Therefore, the Compensation Committee has from time to time approved elements of compensation for certain officers that may not be fully deductible and reserves the right to do so in the future in appropriate circumstances. In addition, although some amounts recorded as compensation by the Company to certain of the Company's executive officers may be limited by Section 162(m), that limitation does not result in the current payment of increased federal income taxes by the Company due to the Company's significant net operating loss carry forwards.
IRC Sections 280G and 4999.  The Compensation Committee has considered the potential impact of Sections 280G and 4999 of the IRC in structuring the compensation and severance packages for the Company's executives.  Section 280G disallows a tax deduction by the payor for "excess parachute payments" made to executives, and Section 4999 imposes a 20% non-deductible excise tax on the executive receiving an excess parachute payment.  In general, a parachute payment to an executive is a payment to the executive in the nature of compensation that is contingent on a change in control and exceeds three times the executive's base annual salary amount.  An executive's base amount is generally the average compensation received by the executive from the company during the five-year period preceding the change in control.  An excess parachute payment is any amount over the portion of the base amount allocated to that parachute payment.
In general, it is the Compensation Committee's policy to qualify its executives' compensation for deductibility under applicable tax laws.  The Compensation Committee believes, however, that stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation programs, even though those programs may result in certain non-deductible compensation expenses.  Therefore, the Compensation Committee has from time to time approved elements of compensation for certain officers that may not be fully deductible and that provide for the Company to "gross up" the payment made to the executive to compensate the executive for the 20% excise tax, and the Compensation Committee reserves the right to do so in the future in appropriate circumstances.
In connection with the structuring of Mr. Coats' compensation and severance package, the Compensation Committee considered the effects of Sections 280G and 4999.  In light of the estimated expense to the Company, the Compensation Committee elected not to provide Mr. Coats with a gross-up payment in the event any amount of severance payments or compensation made to Mr. Coats were found to be excess parachute payments, but did not want to diminish the value of the motivational and retention aspects of Mr. Coats' severance compensation package.  Therefore, certain aspects of Mr. Coats' severance package, including the one-year consulting agreement in the event of a termination of Mr. Coats' employment without cause or by Mr. Coats for good reason within eighteen months of a change in control and the vesting terms of the options granted to Mr. Coats in connection with his employment as the Company's President and Chief Executive Officer, were structured to mitigate the applicability of Sections 280G and 4999 to Mr. Coats' severance compensation.
IRC Section 409A.  During 2012, the severance provisions of Mr. Coats' employment agreement and the severance benefit agreements for the other named executive officers were amended to take advantage of guidance provided by the Internal Revenue Service regarding interpretation of Section 409A of the IRC and the IRS' rules and regulations relating to deferred compensation arrangements and release contingencies (e.g., payment of severance benefits conditioned on the employee providing a release of claims against the employer).  The guidance allowed a window for making corrective amendments to agreements to avoid a severance arrangement with a release contingency being deemed a deferred compensation arrangement subject to Section 409A, which amendments had to be implemented by the end of 2012 to be effective.
Accounting for Stock-Based Compensation.  The Company accounts for its stock-based payments, including stock options and restricted stock, in accordance with the requirements of U.S. GAAP, including Financial Accounting Standard Board's Accounting Standards Codification Topic 718 "Compensation-Stock Compensation" ("FASB ASC Topic 718").  The Company recognizes share-based compensation based on the fair value of awards, net of estimated forfeitures on a straight line basis over the requisite service periods, which is generally over the award's respective vesting period, or on an accelerated basis over the estimated performance periods for options with performance conditions.  Restricted stock fair value is measured on the grant date based on the quoted market price of Company's Common Stock, and the stock option fair value is estimated on the grant date using the Black-Scholes option pricing model based on the underlying Common Stock closing price as of the date of grant, the expected term, stock price volatility and risk-free interest rates.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K adopted by the SEC, and, based on that review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Proxy Statement on Schedule 14A in connection with the Company's 2013 Annual Meeting of Stockholders.

The Compensation Committee

Janet M. Thompson Michael J. Fuchs Mark N. Kaplan Jeffrey M. Stibel

The above report of the Compensation Committee will not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall this report be incorporated by reference in any of the Company's filings under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates the same by reference.

Summary Compensation
The table below and the accompanying footnotes summarize the compensation attributed for fiscal years 2010, 2011 and 2012, as applicable, to the Company's executive officers who constitute named executive officers for the fiscal year ended December 31, 2012.
2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Named Executive Officers
Jeffrey H. Coats	2012	420,000		79,000	—	103,142	147,000	153,980	(3)	903,122
President, Chief Executive Officer and Director	2011	420,000			—	137,553	137,970	221,789	(4)	917,312
	2010	409,412	(5)	—	—	—	164,193	157,598	(6)	731,203

Curtis E. DeWalt	2012	250,000		10,106	—	42,210	60,156	5,144	(7)	367,616
Senior Vice President and Chief Financial Officer	2011	250,000		9,000	—	60,958	56,461	5,338	(8)	381,757
	2010	250,000		—	—	—	67,192	7,814	(9)	325,006

Glenn E. Fuller	2012	255,000		13,120	—	54,795	78,094	3,972	(10)	404,981
Executive Vice President, Chief Legal and Administrative Officer and Secretary	2011	255,000		12,000	—	94,709	73,297	3,872	(11)	438,878
	2010	255,000		—	—	—	87,228	5,990	(12)	348,218

John D. Steerman	2012	229,167		9,264	—	60,255	55,143	2,282	(13)	356,111
Senior Vice President, Lead and Site Product Development & Operations

William A. Ferriolo	2012	250,000		34,278	—	42,210	60,156	2,044	(14)	388,688
Senior Vice President, Consumer Acquisitions

(1)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The dollar amount reported for stock awards and option awards is the aggregate grant date fair value of awards granted during the year calculated in accordance with FASB ASC Topic 718. To facilitate year-to-year comparisons, prior year amounts have been recast to conform to current year presentation. See Note 6 of the "Notes to Consolidated Financial Statements" in Part IV, Item 15-Exhibits and Financial Statement Schedules of the Company's Annual Report on Form 10-K for the year ended December 31, 2012, which accompanies this Proxy Statement for assumptions made in these valuations.
(2)	Represents amounts related to corporate performance goals. For information on the amounts earned in 2012, see the section of this Proxy Statement entitled "EXECUTIVE COMPENSATION-Compensation Discussion and Analysis- Annual Non-Equity Incentive Compensation, Retention and Discretionary Awards-2012 Annual Incentive Compensation Plan."
(3)	Represents $144,411 for payment of relocation expenses and lodging costs, $4,540 for health insurance for dependent and $5,029 for supplemental insurance premiums.
(4)	Represents $212,450 for payment of relocation expenses and lodging costs, $4,127 for health insurance for dependent and $5,212 for supplemental insurance premiums.
(5)	In 2009, Mr. Coats was paid a $30,000 bonus upon the signing of his amended and restated employment agreement. Mr. Coats' base annual salary of $420,000 was reduced for 2009 and 2010 by the amount of the signing bonus.
(6)	Represents $142,692 for payment of relocation expenses and lodging costs, $6,694 for health insurance for dependent, $5,212 for supplemental insurance premiums and $3,000 for matching contributions to the Company's Retirement Savings Plan.
(7)	Represents $5,144 for supplemental insurance premiums.
(8)	Represents $5,338 for supplemental insurance premiums.
(9)	Represents $3,000 for matching contributions to the Company's Retirement Savings Plan and $4,814 for supplemental insurance premiums.
(10)	Represents $3,972 for supplemental insurance premiums.

(11)	Represents $3,872 for supplemental insurance premiums.
(12)	Represents $3,000 for matching contributions to the Company's Retirement Savings Plan and $2,990 for supplemental insurance premiums.
(13)	Represents $2,282 for supplemental insurance premiums.
(14)	Represents $2,044 for supplemental insurance premiums.

 Grants of Plan-Based Awards in 2012
The following table sets forth for each of the named executive officers' information concerning plan-based awards, including stock and stock option awards granted during 2012.  During 2012, the Company granted options at exercise prices equal to or above the fair market value of a share of the Company's Common Stock as determined by the closing price on The NASDAQ Global Market or The NASDAQ Capital Market, as applicable, on the date of grant.  The term of each option granted is seven years from the date of grant, depending on the stock option plan from which the stock options were granted.  The vesting of restricted stock awards and certain option awards accelerates if there is a change in control of the Company or involuntary termination of employment.  Option awards may be cancelled before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

2012 Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($ /Share)	Closing Price on Grant Date ($ /Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Named Executive Officers
Jeffrey H. Coats	1/10/12	1,680	168,000	369,600	431	43,077	43,077	––	3.90	3.90	103,142

Curtis E. DeWalt	1/10/12	688	68,750	151,250	176	17,629	17,629	––	3.90	3.90	42,210

Glenn E. Fuller	1/10/12	893	89,250	196,350	229	22,885	22,885	––	3.90	3.90	54,795

John D. Steerman	1/10/12	630	63,021	138,646	159	15,866	15,866	––	3.90	3.90	37,989
	7/26/12	––	––	––	––	––	––	10,000	3.71	3.71	22,266

William Ferriolo	1/10/12	688	68,750	151,250	176	17,629	17,629	––	3.90	3.90	42,210

(1)	All options were granted from the 2010 Equity Incentive Plan.
(2)	The number of Performance-Based Stock Options is determined based on the 2012 Annual Incentive Compensation Plan.
(3)	The dollar amount reported for option awards is the aggregate grant date fair value of awards granted during the year calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2012 Year-End
The following table sets forth, for each of the named executive officers, information concerning outstanding stock and option awards as of December 31, 2012.

2012 Outstanding Awards at Fiscal Year-End Table

Name	Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
		Exercisable	Unexercisable	Unearned
Named Executive Officers
Jeffrey H. Coats(1)	01/10/2012 (2)	—	—	43,077	3.90	01/10/2019
	01/20/2011 (4)	16,745	9,451	—	4.80	01/20/2018
	04/03/2009	63,226	—	—	1.75	04/03/2019
	04/03/2009	36,775	—	—	1.75	04/03/2019
	04/03/2009	100,000	—	—	1.75	04/03/2019
	11/03/2008	1,000	—	—	3.85	11/03/2018
	11/01/2007	1,000	—	—	11.60	11/01/2017
	11/01/2006	1,000	—	—	16.25	11/01/2016
	03/21/2006	1,000	—	—	23.05	03/21/2016
	09/08/2005	2,400	—	—	25.35	09/08/2015
	11/01/2004	2,000	—	—	34.50	11/01/2014
	12/24/2003	5,000	—	—	46.05	12/24/2013
	11/01/2003	1,000	—	—	54.45	11/01/2013
	02/24/2003	1,000	—	—	15.05	02/24/2013

Curtis E. DeWalt	01/10/2012 (2)	—	—	17,629	3.90	01/10/2019
	12/07/2011 (3)	671	1,329	—	3.80	12/07/2018
	01/20/2011 (4)	6,854	3,865	—	4.80	01/20/2018
	09/22/2009	11,395	—	—	3.10	09/22/2019
	03/03/2009	20,000	—	—	1.75	03/03/2019
	09/29/2008	20,000	—	—	5.30	09/29/2018
	10/30/2007	28,000	—	—	12.95	10/30/2017

Glenn E. Fuller	01/10/2012 (2)	—	—	22,885	3.90	01/10/2019
	12/07/2011 (3)	671	1,329	—	3.80	12/07/2018
	08/08/2011 (3)	2,225	2,775	—	5.50	08/08/2018
	01/20/2011 (4)	8,889	5,018	—	4.80	01/20/2018
	09/22/2009	9,971	—	—	3.10	09/22/2019
	03/03/2009	17,500	—	—	1.75	03/03/2019
	09/29/2008	20,000	—	—	5.30	09/29/2018
	05/13/2008	15,000	—	—	9.55	05/13/2018
	10/16/2006	15,000	—	—	16.40	10/16/2016

John D. Steerman	07/26/2012	—	10,000	—	3.71	07/26/2019
	01/10/2012 (2)	—	—	15,866	3.90	01/10/2019
	12/07/2011 (3)	3,338	6,662	—	3.80	12/07/2018
	07/19/2011	340	366	—	5.50	07/19/2018
	04/15/2011	5,562	4,438	—	6.75	04/15/2018
	01/20/2011 (4)	3,582	2,015	—	4.80	01/20/2018
	09/22/2009	8,000	—	—	3.10	09/22/2019
	03/03/2009	4,000	—	—	1.75	03/03/2019
	09/29/2008	5,000	—	—	5.30	09/29/2018
	07/16/2007	500	—	—	21.75	07/16/2017
	07/02/2007	1,500	—	—	21.50	07/02/2017

William A. Ferriolo	01/10/2012 (2)	—	—	17,629	3.90	01/10/2019
	12/07/2011 (3)	3,338	6,662	—	3.80	12/07/2018
	01/20/2011 (4)	3,924	2,210	—	4.80	01/20/2018
	09/17/2010 (3)	37,504	12,496	—	4.20	09/17/2017

(1)	The outstanding equity awards granted prior to the year ended December 31, 2008 were granted to Mr. Coats pursuant to his service as a non-executive member of the Company's Board of Directors.
(2)
2012 Performance-Based Options granted January 10, 2012 are subject to two vesting requirements and conditions:  (i) percentage achievement of Company performance goals for 2012; and (ii) time vesting based on the following schedule: (a) thirty-three and one-third percent (33 1/3%) of the option awarded based on Company performance became exercisable on the first anniversary of the date of grant, and (b) one thirty-sixth (1/36) of the entire amount of such awarded options vest and become exercisable at each successive monthly anniversary of the grant date thereafter for the following twenty-four (24) months.  The vesting of these stock options will accelerate under certain circumstances as may be provided under the Company's 2010 Equity Incentive Plan (the stock option plan from which the 2012 Performance-Based Options were granted) or the applicable award agreements, including upon a change in control if coupled with a termination of employment by the Company without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options.

(3)
One-third (1/3) of the stock options granted cliff vest on the first anniversary following the grant date, and the remaining two-thirds (2/3) vest ratably over twenty-four (24) months thereafter.  The vesting of the stock options will accelerate upon a change in control of Autobytel. In addition, the vesting of stock options will accelerate upon (i) a termination of employment without cause by the Company or for good reason by the named executive officer; or (ii) a change in control if coupled with a termination of employment by the Company without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options as provided in the applicable plan pursuant to which the options were granted or the applicable option award agreement.

(4)
2011 Performance-Based Options granted January 20, 2011 are subject to two vesting requirements and conditions: (i) percentage achievement of Company performance goals for 2011; and (ii) time vesting based on the following schedule:  (a) thirty-three and one-third percent (33 1/3%) of the option awarded based on Company performance became exercisable on the first anniversary of the date of grant, and (b) one thirty-sixth (1/36) of the entire amount of such awarded options vest and become exercisable at each successive monthly anniversary of the grant date thereafter for the following twenty-four (24) months.  The vesting of these stock options will accelerate under certain circumstances as may be provided under the Company's 2010 Equity Incentive Plan (the stock option plan from which the 2011 Performance-Based Options were granted) or the applicable award agreements, including upon a change in control if coupled with a termination of employment by the Company without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options.

Option Exercises and Stock Vested in 2012

There were no option exercises or stock vestings for any named executive officer during 2012.

Employment Agreements
The Company has entered into written employment agreements with the named executive officers identified below.  Except for Mr. Coats, the employment of each of these executive officers is "at will" and not for a specified term.  Under the terms of their respective agreements, each executive is entitled to all customary benefits afforded generally to executive officers of the Company, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board of Directors.  The Company will pay or reimburse each of these executives for all reasonable business expenses incurred while employed by the Company.  The employment agreements with these executive officers also provide for specified payments and continuation of benefits in the event of a termination of the officer's employment with the Company by the Company without cause or by the officer for good reason, including any such termination in connection with a change in control of the Company. For a description of these termination and change in control provisions see the section of this Proxy Statement below entitled "Potential Payments Upon Termination or Change in Control."  Each of the employment agreements described above contains confidentiality and nonsolicitation provisions that extend beyond termination of employment.
Jeffrey H. Coats.  In connection with the appointment of Mr. Coats as the Company's President and Chief Executive Officer in December 2008, the Company and Mr. Coats entered into an Employment Agreement as of December 11, 2008, which agreement was amended as of April 3, 2009, as of December 17, 2010 and as of December 14, 2012  (Mr. Coats' initial employment agreement, as amended, is referred to in this Proxy Statement as the "Coats Employment Agreement"). The Coats Employment Agreement is for a term of five years commencing April 3, 2009.  Mr. Coats received an annual base salary of $420,000 for the year ended December 31, 2012, and in January 2013, the Compensation Committee recommended, and the Board of Directors approved, an increase in Mr. Coats' annual base salary to $450,000 effective January 1, 2013.  Mr. Coats is also eligible to receive an annual incentive compensation opportunity targeted at 80% of his annual base salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee.

In connection with Mr. Coats' employment by the Company, Mr. Coats relocated to Orange County, California.  The Compensation Committee approved the payment or reimbursement of customary relocation expenses directly related to Mr. Coats' relocation, sale of his residence in New Jersey and other miscellaneous moving expenses, which other miscellaneous expenses were capped at $53,000. In addition, the Company agreed to pay for temporary housing for Mr. Coats, which for 2012 was $7,000 per month. The Company agreed to make additional payments to Mr. Coats to compensate for his additional tax obligations incurred by reason the Company's payment or reimbursement of Mr. Coats' relocation expenses.  The Compensation Committee approved these relocation arrangements in light of the housing market conditions Mr. Coats was experiencing in attempting to sell his residence in New Jersey and the desire of the Company to avoid purchasing Mr. Coats' New Jersey residence.  Other than the payment of approximately $96,000 in costs and expenses related to the sale of Mr. Coats' New Jersey residence in March 2013 (together with the payment to Mr. Coats of approximately $83,000 in reimbursement of Mr. Coats' tax obligations associated with the Company's payment of such costs and expenses), all relocation expenses and allowances terminated as of December 31, 2012.

Glenn E. Fuller.  The Company and Mr. Fuller entered into an employment agreement dated as of October 10, 2006 in connection with his joining the Company as the Company's Vice President, Legal Affairs, which agreement has been amended at various dates in connection with Mr. Fuller's various promotions within the Company.  In addition, the Company and Mr. Fuller have entered into an Amended and Restated Severance Agreement dated as of September 29, 2008, as amended.  Mr. Fuller received an annual base salary of $255,000 for the year ended December 31, 2012, and in January 2013, the Compensation Committee approved an increase in Mr. Fuller's annual base salary to $275,000 effective January 1, 2013.  Mr. Fuller is also currently eligible to receive an annual incentive compensation opportunity targeted at 70% of his annual base salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee.

Curtis E. DeWalt.  The Company and Mr. DeWalt entered into an employment agreement dated as of October 4, 2007 in connection with his joining the Company as the Company's Vice President, Finance, which agreement has been amended at various dates in connection with Mr. DeWalt's various promotions within the Company.  In addition, the Company and Mr. DeWalt have entered into an Amended and Restated Severance Agreement dated as of September 29, 2008, as amended.  Mr. DeWalt received an annual base salary of $250,000 for the year ended December 31, 2012, and in January 2013, the Compensation Committee approved an increase in Mr. DeWalt's annual base salary to $268,000 effective January 1, 2013.  Mr. DeWalt is also currently eligible to receive an annual incentive compensation opportunity targeted at 55% of his annual base salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee.

John D. Steerman.  The Company and Mr. Steerman entered into an employment agreement dated as of May 21, 2007 in connection with his joining the Company as the Company's Director of Lead Operations, which agreement has been amended at various dates in connection with Mr. Steerman's various promotions within the Company.  In addition, the Company and Mr. Steerman have entered into a Severance Agreement dated as of October 1, 2009, as amended.  Mr. Steerman received an annual base salary of $225,000 for the period January 1, 2012 to October 31, 2012, and in November 2012, the Compensation Committee approved an increase in Mr. Steerman's annual base salary to $250,000 effective November 1, 2012.  Mr. Steerman is also currently eligible to receive an annual incentive compensation opportunity targeted at 55% of his annual base salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee.

William A. Ferriolo.  The Company and Mr. Ferriolo entered into an employment agreement dated as of September 17, 2010 in connection with his joining the Company as the Company's Vice President, Cyber Ventures Division, which agreement has been amended at various dates in connection with Mr. Ferriolo's various promotions within the Company.  In addition, the Company and Mr. Ferriolo have entered into a Severance Benefits Agreement dated as of September 17, 2010, as amended. Mr. Ferriolo's employment agreement, as amended, together with the Severance Benefits Agreement, as amended, are collectively referred to herein as the "Ferriolo Employment Agreement."  Mr. Ferriolo received an annual base salary of $250,000 for the year ended December 31, 2012.  Mr. Ferriolo is also currently eligible to receive an annual incentive compensation opportunity targeted at 55% of his annual base salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee.

Potential Payments Upon Termination or Change in Control
Payments and other benefits payable upon various termination and change in control situations are set out as if the conditions for payments had occurred and the terminations or change in control took place on December 31, 2012.  The amounts set forth below are estimates of the amounts which would be paid out to each named executive officer upon termination of employment.  The actual amounts to be paid out can be determined only at the time of such named Executive Officer's separation from the Company or change in control.  In addition, it is possible that the Company and the executive may hereafter agree to payments and other benefits that differ materially from those described below.  The table below reflects the amount of compensation to each of the named executive officers in the event of termination of such executive's employment by the Company without cause or by the named executive officer for good reason and, upon a change in control.  The disclosures below do not include any additional amounts payable by the Company to Messrs. Fuller and DeWalt in the event the payments are determined to be "excess parachute payments" pursuant to Section 280G of the IRC and do not take into consideration any requirements under Section 409A of the IRC, which could affect, among other things, the timing of payments and distributions.

Termination and Change in Control Estimated Payments Table

Name	Benefit Description	Termination without cause by Company or for good reason by executive not in connection with a Change in Control ($)	Termination without cause by Company or for good reason by executive in connection with a Change in Control ($)	Change in Control not in connection with Termination without cause by Company or for good reason by executive ($)

Jeffrey H. Coats (1)	Lump sum severance payment	420,000	1,300,320	—
	Consulting services payments	—	210,000	—
	Stock-based awards	3,446	3,446	3,446
	Health and welfare benefits	18,773	28,159	—
	Outplacement Services	—	—	—

Curtis E. DeWalt (2)	Lump sum severance payment	250,000	250,000	—
	Stock-based awards	1,650	1,650	1,650
	Health and welfare benefits	25,537	25,537	—
	Outplacement Services	12,000	12,000	—

Glenn E. Fuller (2)	Lump sum severance payment	255,000	255,000	—
	Stock-based awards	2,070	2,070	2,070
	Health and welfare benefits	17,716	17,716	—
	Outplacement Services	12,000	12,000	—

John D. Steerman (2)	Lump sum severance payment	250,000	250,000	—
	Stock-based awards	5,168	5,168	5,168
	Health and welfare benefits	1,386	1,386	—
	Outplacement Services	12,000	12,000	—

William A. Ferriolo (2)	Lump sum severance payment	250,000	250,000	—
	Stock-based awards	2,609	2,609	2,609
	Health and welfare benefits	18,965	18,965	—
	Outplacement Services	12,000	12,000	—

(1)
If Mr. Coats' employment is terminated by the Company without "cause" (as defined in the Coats Employment Agreement) during the term of the Coats Employment Agreement, or if Mr. Coats terminates his employment with "good reason" (as defined in the Coats Employment Agreement) during the term of the Coats Employment Agreement, Mr. Coats is entitled to a lump sum payment equal to his annual base salary, as well reimbursement or payment of the premiums for continuation of his medical, dental and vision insurance benefits under COBRA (Consolidated Omnibus Budget Reconciliation Act) for a period of twelve months after the employment termination date. In the event of a termination of Mr. Coats' employment, either without cause or by Mr. Coats for good reason, in connection with, or within eighteen months following, a change in control of the Company that occurs during the term of Mr. Coats's employment, Mr. Coats is entitled to a lump sum payment equal to 1.72 times the sum of his annual base salary and his target annual incentive compensation opportunity, and payment of premiums for continuation of benefits under COBRA will be extended for eighteen months.  The amount of the foregoing lump sum cash payout related to Mr. Coats' targeted annual incentive compensation opportunity in the case of a termination of employment in connection with a change in control of the Company prior to payout of awards under the Annual Incentive Compensation Plan for the year in which the termination of employment occurs will be reduced by the sum of (i) if performance-based stock options are a component of an Annual Incentive Compensation Plan, the option spread (based on the difference between the per share transaction price of the Company's Common Stock and the option exercise price), if any, on Mr. Coats' performance-based options granted under such Annual Incentive Compensation Plan (this option-related reduction not to exceed $90,000); and (ii) the cash payout, if any, under the Annual Incentive Compensation Plan as of the change in control event.  Mr. Coats will also provide consulting services to the Company or its successor for a period of one year after the date of the change in control and will receive compensation equal to 50% of his base annual salary for those consulting services. The Company is not obligated to make additional payments to Mr. Coats to compensate for his additional tax obligations if Mr. Coats' compensation is deemed to be excess parachute payments under the IRC. Payment of the severance benefits is conditioned on Mr. Coats' execution of a general release of claims in favor of the Company. The Coats Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination.

(2)	If the named executive officer's employment is terminated by the Company without "cause" (as defined in the named executive officer's employment agreement, which definition includes a termination of employment in connection with or as a result of a change in control) during the term of the named executive officer's employment agreement or if the named executive officer terminates the named executive officer's employment with "good reason" (as defined in the named executive officer's employment agreement, which definition includes a failure or refusal of an acquirer of the Company to assume the named executive officer's severance arrangements in connection with a change in control of the Company) during the term of the named executive officer's employment agreement, the named executive officer is entitled to (i) a lump sum payment equal to the named executive officer's annual base salary (determined as the highest annual base salary paid to the named executive officer while employed by the Company); (ii) continuation of Autobytel medical, dental, vision, life and disability insurance benefits for the named executive officer and the named executive officer's eligible dependents (at the time of termination) for twelve months; and (iii) outplacement services for twelve months. Payment of the severance benefits to a named executive officer is conditioned on the named executive officer's execution of a release in favor of the Company. Unvested stock options may vest upon (i) a termination of employment without cause by the Company or for good reason by the named executive officer; or (ii) a change in control if coupled with a termination of employment by the Company without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options as provided in the applicable plan pursuant to which the options were granted or the applicable option award agreement. For stock options the amount represents the positive difference between the closing price of the Company's stock at year-end and the exercise price of the stock option. For Messrs. DeWalt and Fuller only, if it is determined that any amount paid, distributed or treated as paid or distributed (whether paid or payable or distributed or distributable pursuant to the terms of their respective employment agreements, any stock option agreement between the named executive officer and the Company or otherwise) by the Company to or for the benefit of the named executive officer is deemed to be parachute payments under the IRC, then the Company has agreed to make additional payments to named executive officer to compensate for the named executive officer's additional tax obligations.
Under the employment agreements with each of the named executive officers, "cause" will generally be deemed to exist when the individual has been convicted of a felony, has engaged in willful misconduct or gross dishonesty that has a materially injurious effect on the Company's business or reputation, or has materially failed to consistently discharge his duties for thirty days after notice, subject to a cure period in some events; "termination without cause" will generally be deemed to occur if Autobytel terminates the named executive officer for any reason other than cause or no reason at all, or the termination by the executive officer for good reason. "Good reason" will generally exist when the named executive officer's duties and responsibilities, compensation or benefits have been materially decreased; when the named executive officer has been required to relocate; when the Company has breached the Company's agreement with the named executive officer; or a successor company fails to assume the agreement following a change in control.  In general, a "change in control" of the Company is deemed to occur if (i) the Company sells all or substantially all of the Company's assets; (ii) as a result of transactions a person or group becomes the beneficial owner of more than 50% of the Company's Common Stock; or (iii) a majority of the Company's directors in office are not nominated for election or elected to the Board of Directors with the approval of two-thirds of the directors who are in office just prior to the time of such nomination or election.
Director Compensation
The following table provides summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's non-employee directors for the year ended December 31, 2012:
2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Michael J. Fuchs	86,000	11,882 (2)	97,882
Mark N. Kaplan	77,000	11,882 (2)	88,882
Jeffrey M. Stibel	37,000	11,882 (2)	48,882
Janet M. Thompson	64,000	11,882 (2)	75,882
Michael A. Carpenter (3)	9,000	13,079 (4)	22,079

(1)

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by the Company's directors. The option award amounts represent the aggregate grant date fair value of the option awards, as estimated for financial statement purposes in accordance with FASB ASC Topic 718.  For additional information regarding assumptions made in these valuations, refer to Note 6 of the "Notes to Consolidated Financial Statements" in Part IV, Item 15- Exhibits and Financial Statement Schedules of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 accompanying this Proxy Statement.

(2)	5,000 option awards granted on June 21, 2012 at an exercise price of $3.95 per share.
(3)	Mr. Carpenter joined the Board of Directors as of September 13, 2012.
(4)	6,000 option awards granted on September 13, 2012 at an exercise price of $3.66 per share.

The Company's directors who are not full time employees receive cash compensation for service on the Company's Board of Directors or any committee or subcommittee thereof. These directors receive the following fees: (i) annual fee of $20,000 payable quarterly and (ii) $1,000 for each Board of Directors or committee meeting attended, whether by phone or in person, with the Chairman of the Board or committee, as applicable, receiving $2,000 for each such meeting rather than $1,000. In addition, directors are reimbursed for expenses incurred in connection with attendance at Board and committee or subcommittee meetings. In addition to the foregoing annual and meeting fees, each of the Chairman of the Board and the Chairman of the Audit Committee is entitled to a $25,000 annual retainer payable quarterly; the Chairman of the Compensation Committee is entitled to a $10,000 annual retainer payable quarterly; and the Chairman of the Corporate Governance and Nominations Committee is entitled to a $5,000 annual retainer payable quarterly. The retainers were established based on market data provided by the Compensation Committee's independent compensation consultant and an internal assessment of the amount of time required by the individuals involved to devote to Company matters.

After consultation with the Company's independent compensation consultant, the Board of Directors approved the annual granting of up to 5,000 stock options to each non-employee director from the Company's 2010 Equity Incentive Plan. To receive these option grants, a director must be a non-employee director at the time of grant, and the director must have served on the Board of Directors for at least six months. The option grant dates will be determined by the Board, but are anticipated to be made in conjunction with the Company's Annual Meeting of stockholders. These options will have a term of seven years and will vest in their entirety and become exercisable on the first anniversary of the grant date, provided that the option holder continues to serve as a director on such applicable date. The exercise price of these options shall be 100% of the fair market value per share of Common Stock on the date of the grant of the option. The Board has also approved the initial award of options to purchase 6,000 shares of Common Stock to each non-employee director on the date on which the person first becomes a non-employee director.

Directors who are also full time employees do not receive any additional compensation for their service as directors.

Equity Compensation Plans
The following table summarizes information, as of December 31, 2012, relating to the Company's equity compensation plans pursuant to which the Company's Common Stock may be issued (or that have options outstanding under expired or terminated plans).

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plan Category
Equity compensation plans approved by stockholders (1)......................	1,370,614	$ 5.66	527,582
Equity compensation plans not approved by stockholders (2)..........	188,725	$ 9.41	—
Total	1,559,339	$ 6.12	527,582

(1)	Includes the Company's 1996 Stock Incentive Plan, 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan, Amended and Restated 2001 Restricted Stock and Option Plan, 2004 Restricted Stock and Option Plan and 2010 Equity Incentive Plan. Only the 2010 Equity Incentive Plan is available for future stock option or other equity-based awards.
(2)	Includes the Company's 1999 Employee and Acquisition Related Stock Option Plan and 2006 Inducement Stock Option Plan, neither of which plans are available for future stock option or other equity-based awards.
2010 Equity Incentive Plan.  The Company's 2010 Equity Incentive Plan ("2010 Equity Incentive Plan") was adopted by the Board of Directors on March 31, 2010, and approved by the stockholders on June 24, 2010 at the 2010 annual meeting of stockholders. The 2010 Equity Incentive Plan will expire on June 24, 2020, the 10th anniversary of the date of its approval by stockholders, except with respect to awards then outstanding, and no further awards may be granted thereafter. The 2010 Equity Incentive Plan is the only equity compensation plan of the Company currently available for future stock option or other equity-based awards.
1999 Employee and Acquisition Related Stock Option Plan. The Company's 1999 Employee and Acquisition Related Stock Option Plan ("1999 Employee and Acquisition Option Plan") was approved by the Board of Directors in September 1999 and was not submitted to the Company's stockholders for approval. The 1999 Employee and Acquisition Option Plan expired on September 22, 2009 and is no longer available for the granting of new options under this plan. The term of awards granted under the 1999 Employee and Acquisition Option Plan may not exceed 10 years. Awards under the 1999 Employee and Acquisition Option Plan may provide for the acceleration of the vesting of awards in the event of a termination of a participant's employment by the Company without cause or by the participant for good reason. The stock option agreements for options granted under the 1999 Employee and Acquisition Option Plan generally provide that the options must be exercised within three months of the end of the option holder's status as an employee or consultant of Autobytel, or within twelve months after such option holder's termination by death or disability, but in no event later than the expiration of the option's term. The 1999 Employee and Acquisition Option Plan states that, unless otherwise provided in the relevant stock option agreement, upon (i) a sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, all rights of optionees with respect to the unexercised portion of any option awarded under the 1999 Employee and Acquisition Option Plan will become immediately vested and may be exercised immediately, except to the extent that any agreement or undertaking of any party to any such merger, consolidation or sale or transfer of assets makes specific provisions for the assumption or continuation of the obligation of the Company with respect to the 1999 Employee and Acquisition Option Plan.
2006 Inducement Stock Option Plan. In June 2006, the 2006 Inducement Stock Option Plan ("2006 Inducement Option Plan") was approved by the Board of Directors and was not submitted to the Company's stockholders for approval. Effective as of the approval of the Company's 2010 Equity Incentive Plan by the Company's stockholders at the 2010 annual meeting of stockholders, no new grants or awards will be made under the 2006 Inducement Option Plan. The term of awards granted under the 2006 Inducement Option Plan may not exceed 10 years. Awards under the 2006 Inducement Option Plan may provide for the acceleration of the vesting of awards in the event of a termination of a participant's employment by the

Company without cause or by the participant for good reason. The stock option agreements for options granted under the 2006 Inducement Option Plan generally provide that the options must be exercised within three months of the end of the option holder's status as an employee or consultant of Autobytel, or within twelve months after such option holder's termination by death or disability, but in no event later than the expiration of the option's term. The 2006 Inducement Option Plan states that, unless the award agreement provides differently, the unvested portion of the awards will immediately become vested upon any merger (other than a merger in which Autobytel is the surviving entity and the terms remain unchanged as compared to the terms prior to the merger), consolidation, or sale or transfer of the Company's assets, except if the options are assumed by the acquiring party.  Unless the award agreement provides differently, upon any liquidation or dissolution of Autobytel, all the rights to any portion of unvested awards will end, and the awards will be canceled at the time of the liquidation or dissolution unless the relevant dissolution or liquidation plan provides otherwise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely upon the Company's review of forms filed by directors, officers and beneficial owners of more than ten percent of  the Company's Common Stock ("Section 16 Reporting Persons") pursuant to Section 16 of the Exchange Act and written representations, the Company is not aware of any failures by the Section 16 Reporting Persons to file on a timely basis the forms required to be filed by them pursuant to Section 16 of the Exchange Act during the most recent fiscal year.

TRANSACTION OF OTHER BUSINESS AT ANNUAL MEETING
As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the Annual Meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS
In order to be included in Autobytel's proxy materials for the 2013 annual meeting of stockholders, any proposal must be received by January *, 2014 and otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act.
In addition, Autobytel's bylaws establish advance notice procedures with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting. For nominations or other business to be properly brought before the meeting by a stockholder, a stockholder must provide written notice delivered to the Secretary of Autobytel no less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting.  The notice must contain specified information and representations concerning the stockholder (and the beneficial owner, if any, on whose behalf the nomination or proposal is made), the nominee(s) or other business.  However, in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, the stockholder must deliver the notice not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by Autobytel.  Notwithstanding compliance with the foregoing advance notice provisions, unless required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting, to present the nomination or other business, the nomination will be disregarded and other business will not be transacted, notwithstanding that proxies in respect of the nomination or other business may have been received by Autobytel.  All notices of nominations or proposals by stockholders, whether or not to be included in Autobytel's proxy materials, should be sent to Autobytel Inc., 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400, Attention: Secretary.  A copy of the full text of the bylaw provision discussed above may be obtained by writing to the Secretary of Autobytel.
Autobytel reserves the right to reject, rule out of order or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.
Because Autobytel did not have timely notice of any other matters to be brought before the Annual Meeting, the enclosed proxy card confers discretionary authority to vote on any other matters that may be presented at the meeting.
Please return your proxy as soon as possible.  Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted.  Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope.   Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

Jeffrey H. Coats
President and Chief Executive Officer
April *, 2013

Preliminary Copy

autobytel
Your Lifetime Automotive Advisor

C123456789

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
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ADD 6

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed under Proposal 1, FOR Proposals 2, 3, 4, 5 and 7 and FOR a 2-year advisory vote frequency period under Proposal 6.

1. ELECTION OF CLASS III DIRECTORS:

	For	Withhold
01 - Michael J. Fuchs	☐	☐
02 - Janet M. Thompson	☐	☐

	For	Against	Abstain
2. APPROVAL OF AMENDMENT TO AUTOBYTEL INC.'S CERTIFICATE OF INCORPORATION TO EFFECT A REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, $.001 PAR VALUE	☐	☐	☐
3. APPROVAL OF AMENDMENT TO AUTOBYTEL INC.'S CERTIFICATE OF INCORPORATION TO CLARIFY THE BOARD OF DIRECTORS' AUTHORITY TO FIX THE VOTING RIGHTS OF SERIES OF PREFERRED STOCK ISSUED UNDER THE CERTIFICATE OF INCORPORATION'S EXISTING PREFERRED STOCK AUTHORIZATION PROVISION	☐	☐	☐
4. APPROVAL OF AMENDMENT TO AUTOBYTEL INC.'S CERTIFICATE OF INCORPORATION TO EFFECT THE ELIMINATION OF PROVISIONS ESTABLISHING THE POWERS, DESIGNATIONS, PREFERENCES AND RIGHTS FOR SERIES A, B AND C PREFERRED STOCK	☐	☐	☐
5. ADVISORY VOTE ON APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS	☐	☐	☐

	1 Year	2 Years	3 Years
6. ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS	☐	☐	☐

	For	Against	Abstain
7. RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013	☐	☐	☐

8. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Signatures should agree with the names printed hereon. When signing as executor, administrator, trustee, guardian or attorney, please give the title as such. For joint accounts or co-fiduciaries, all joint owners or co-managers should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 1 6 1 2 0 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01MTSE

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AUTOBYTEL INC.

Jeffrey H. Coats, Curtis DeWalt and Glenn E. Fuller and each of them, with full power of substitution, are hereby authorized to represent and to vote as directed on this proxy the shares of Common Stock of Autobytel Inc. held of record by the undersigned on April 25, 2013 at the Annual Meeting of Stockholders to be held on June 20, 2013, and at any adjournments or postponements, as if the undersigned were present and voting at the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN THIS PROXY UNDER PROPOSAL 1, FOR PROPOSALS 2, 3, 4, 5 AND 7, FOR A TWO-YEAR ADVISORY VOTE FREQUENCY PERIOD UNDER PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE SHARES OF STOCK OF AUTOBYTEL INC. THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF ARE HEREBY EXPRESSLY REVOKED.

Whether or not you expect to attend the meeting, you are urged to execute and return this Proxy, which may be revoked by you at any time prior to its use.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

Preliminary Copy

autobytel
Your Lifetime Automotive Advisor

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed under Proposal 1, FOR Proposals 2, 3, 4, 5 and 7 and FOR a 2-year advisory vote frequency period under Proposal 6.

1. ELECTION OF CLASS III DIRECTORS:

	For	Withhold
01 - Michael J. Fuchs	☐	☐
02 - Janet M. Thompson	☐	☐

	For	Against	Abstain
2. APPROVAL OF AMENDMENT TO AUTOBYTEL INC.'S CERTIFICATE OF INCORPORATION TO EFFECT A REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, $.001 PAR VALUE	☐	☐	☐
3. APPROVAL OF AMENDMENT TO AUTOBYTEL INC.'S CERTIFICATE OF INCORPORATION TO CLARIFY THE BOARD OF DIRECTORS' AUTHORITY TO FIX THE VOTING RIGHTS OF SERIES OF PREFERRED STOCK ISSUED UNDER THE CERTIFICATE OF INCORPORATION'S EXISTING PREFERRED STOCK AUTHORIZATION PROVISION	☐	☐	☐
4. APPROVAL OF AMENDMENT TO AUTOBYTEL INC.'S CERTIFICATE OF INCORPORATION TO EFFECT THE ELIMINATION OF PROVISIONS ESTABLISHING THE POWERS, DESIGNATIONS, PREFERENCES AND RIGHTS FOR SERIES A, B AND C PREFERRED STOCK	☐	☐	☐
5. ADVISORY VOTE ON APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS	☐	☐	☐

	1 Year	2 Years	3 Years
6. ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS	☐	☐	☐

	For	Against	Abstain
7. RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013	☐	☐	☐

8. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Signatures should agree with the names printed hereon. When signing as executor, administrator, trustee, guardian or attorney, please give the title as such. For joint accounts or co-fiduciaries, all joint owners or co-managers should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 6 1 2 0 9 2

01MTTD

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AUTOBYTEL INC.

Jeffrey H. Coats, Curtis DeWalt and Glenn E. Fuller and each of them, with full power of substitution, are hereby authorized to represent and to vote as directed on this proxy the shares of Common Stock of Autobytel Inc. held of record by the undersigned on April 25, 2013 at the Annual Meeting of Stockholders to be held on June 20, 2013, and at any adjournments or postponements, as if the undersigned were present and voting at the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN THIS PROXY UNDER PROPOSAL 1, FOR PROPOSALS 2, 3, 4, 5 AND 7, FOR A TWO-YEAR ADVISORY VOTE FREQUENCY PERIOD UNDER PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE SHARES OF STOCK OF AUTOBYTEL INC. THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF ARE HEREBY EXPRESSLY REVOKED.

Whether or not you expect to attend the meeting, you are urged to execute and return this Proxy, which may be revoked by you at any time prior to its use.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Preliminary Copy

April *, 2013

Dear Fellow Stockholders,

2012 was a solid year for Autobytel, as we successfully delivered on our objectives while continuing to invest for future growth.  We are confident that our progress, coupled with an improving automotive market, paves the way for a strong 2013 and steady growth in the years ahead.
Delivering High Sales Conversion Rates for Automotive Dealers and Manufacturers
One of Autobytel's top priorities is to consistently deliver high quality leads to our automotive dealer and OEM customers, leads that consistently convert to car sales.  And, we have been successful in doing so.  Leads generated directly from our flagship website, Autobytel.com, convert at a rate of 23% - as validated by R.L. Polk, the leader in automotive data and marketing solutions - or nearly three times the estimated industry average rate.  Customers have taken notice of our high conversion rates, helping drive 2012 revenue from automotive dealers up by 10% from the prior year.  During 2012, our dealer, or retail, revenue grew for the first time since car sales began stalling in 2008, and we generated our highest year-end dealer count in four years.  At the same time, we generated our third consecutive year of OEM, or wholesale, revenue growth.
A recent study conducted in partnership with Polk demonstrated the clear power of Autobytel leads.  For 2011 and 2012, consumers who submitted leads sold by us to dealers and OEMs accounted for approximately 4% of all new retail car sales during each of those periods.  That's 824,000 new car sales over just those two years.  We are building a significant competitive advantage through our lead quality initiatives, building our brand, driving increased customer demand and gaining market share.
Our sales conversion rates are making positive waves throughout the market, the auto industry is improving, and dealers are beginning to spend more marketing dollars.  Accordingly, we believe the time is right to further highlight our capabilities with a dealer-focused ad campaign to help drive our lead quality message and demonstrate Autobytel's significance in influencing automotive consumer shopping behavior.
By investing in resources such as additional search engine marketing to help us grow high quality lead volume, along with retail sales and customer management teams to help us expand our retail dealer network, we are positioning Autobytel for accelerated revenue growth and improving profitability.
Building a Preferred Destination for Car Buyers and Enthusiasts
To further increase lead volume and sales conversion rates for our dealer and manufacturer customers, we are continuing the transformation of Autobytel.com to become the preferred online destination for car buyers and enthusiasts.
New features and functionality are being added to our site to broaden its consumer appeal.  The addition of interesting, useful and authoritative content, such as the "What Car is Right for Me?" shopping tool and the "MyGarage®" vehicle management tool, is helping increase consumer traffic to our site.  Our YouTube channel, which boasts more than 530 original content videos and has amassed more than 14.7 million views, has also been a great source of consumer engagement.  By providing consumers with rich automotive information and a robust branded experience through YouTube, we are effectively linking them back to Autobytel.com.  The investments we've made to date have helped drive 10% growth in site visits from 2011 to 2012, 41% growth in page views and 28% growth in page views per visit.  Ongoing new programs are aimed at further lifting these metrics.

During the second quarter of 2012, we launched the first phase of the mobile version of Autobytel.com to keep pace with the way consumers are now accessing information.  Our mobile offering provides consumers with a variety of research and shopping tools, from payment calculators, to the ability to easily find local used car inventory, to new and used vehicle data, to a comprehensive listing of all franchise automotive dealers in the U.S. - all optimized for whatever device the consumer is using.
We plan to continue introducing features and content to better allow consumers to interact with the auto dealers in Autobytel's network.  Additionally, we are exploring a consumer advertising program.  During 2013 we plan to test small television and radio campaigns in limited markets to help bring new users directly to Autobytel.com.
Creating Additional Opportunities
Our advertising business comprised about 5% of total revenue for 2012.  For 2013, several advertisers increased their upfront advertising commitments with us, with two major auto manufacturers almost doubling their upfront buys and two others purchasing 100% of our mobile inventory for the year.  This progress, however, did not offset the impact of one OEM which changed advertising agencies and chose not to include Autobytel in its upfront buy.  While our 2013 advertising growth expectations have been moderated to the mid-single digits, we believe in the longer-term, profit enhancing opportunity of this business, especially as our website and mobile performance indicators continue to improve.
Specialty finance leads comprised less than 10% of 2012 revenue, primarily because of supply constraints.  Nevertheless, this segment of our business is beginning to stabilize, and we are furthering our efforts to generate more of these leads internally.  Market dynamics and price elasticity are trending positively, and we are successfully raising the price dealers are willing to pay for our finance leads.  As a result, we believe we'll be able to return this business to more historical revenue levels in the future.
Making Considerable Progress
Total revenue grew 5% for 2012, reaching the high end of our forecast, while net income more than tripled, ending the year at $1.4 million.  We increased automotive lead revenue by 9% for 2012 over the prior year, with retail lead revenue rising 10% and wholesale lead revenue growing 7%.
Given the continued upswing in the automotive market and the significant enhancements we've made with respect to lead quality and our consumer-facing website, we are now strategically investing to augment top-line growth.  Growing our retail network of auto dealerships will be a key driver of revenue growth for 2013.  Over the recent months, we augmented our sales force by 20% to give Autobytel a greater presence in the field and allow us to capture additional market opportunities.  We also will continue to invest in search engine marketing, having increased our customer acquisition team by 75% in the fourth quarter to allow us to drive a greater volume of high-quality, high-converting leads.  At the same time, we are continuing to devote resources toward original written and video content on Autobytel.com, as well as on brand advertising to increase organic traffic.  We have adjusted our margin targets accordingly to support further lead volume increases and revenue growth.
Our balance sheet remains strong, with cash and cash equivalents totaling $15.3 million at the end of 2012, up $4.1 million from the end of 2011.

Positioning Autobytel for Accelerated Growth in 2013 and Beyond
During 2012, Michael A. Carpenter, chief executive officer of Ally Financial Inc., one of the nation's leading automotive financial services companies, joined Autobytel's board of directors.  Mike's business, operational and financial experience in the automotive sector is serving us well.
This year, we are highly focused on accelerating revenue growth while continuing to improve profitability.  We look forward to a solid year ahead, benefitting from the combination of improving automotive market trends and the substantial progress we've made, and continue to make, in enhancing lead quality and Autobytel.com, our flagship website.
On behalf of our board of directors and management team, I extend our deep appreciation to the dedicated, hard-working Autobytel staff, and gratitude to our loyal stockholders and growing numbers of dealer and manufacturer customers.  I also want to thank consumers across the nation who are gaining valuable insight from Autobytel as they purchase their next vehicles.
Sincerely,

Jeffrey H. Coats, President and Chief Executive Officer

This letter contains forward-looking statements.  These statements are based on Autobytel's current expectations, assumptions, estimates and projections about the company's business and industry, and involve known and unknown risks, uncertainties and other factors that may cause the company's or the company's industry's results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied in or contemplated by the forward-looking statements.  Words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may," "should," "estimate," "predict," "guidance," "potential," "continue," "goal," "objective" or the negative of those terms or other similar expressions, identify forward-looking statements.  Autobytel's actual results and the timing of events may differ significantly from those discussed in the forward-looking statements as a result of various factors, many of which are beyond the company's control, including but not limited to, those discussed in the company's annual and quarterly reports filed with the Securities and Exchange Commission under the caption "Risk Factors."  Because of these factors, risks and uncertainties, we caution against placing undue reliance on forward-looking statements.  Except to the extent as may be required by law, Autobytel undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this letter.